PROSPECTUS SUPPLEMENT                           Filed pursuant to rule 425(B)(5)
(To Prospectus dated June 28, 2000)             Registration No. 333-38756

                                 BANK ONE LOGO

                                 $9,000,000,000
                              BANK ONE CORPORATION
           1 Bank One Plaza, Chicago, Illinois 60670 . (312) 732-4000

                          MEDIUM-TERM NOTES, SERIES C

                                ----------------

                   Due Nine Months or More from Date of Issue

                                ----------------

   BANK ONE CORPORATION may offer from time to time medium-term notes. The specific terms of any notes offered will be included in a pricing supplement. Unless the pricing supplement provides otherwise, the notes offered will have the following general terms:

  . The notes will mature in 9 months      . Fixed rate interest will be paid
    or more from the date of issue.          on March 15 and September 15,
                                             accruing from the date of issue.


  . The notes may be senior or
    subordinated in priority of            . Floating rate interest will be
    payment.                                 paid on the dates stated in the
                                             applicable pricing supplement.


  . The notes will bear interest at
    either a fixed or a floating           . The notes will be held in global
    rate. Floating rate interest will        form by The Depository Trust
    be based on:                             Company.


    . CD Rate                              . The notes may be either callable
    . CMT Rate                               by us or puttable by you.

    . Commercial Paper Rate
    . Federal Funds Rate                   . The notes will be denominated in
    . LIBOR                                  U.S. dollars and have minimum
    . Prime Rate                             denominations of $1,000.
    . Treasury Rate
    . Any other rate specified in the
      applicable pricing supplement.

                                ----------------

              Price to         Discounts and
               Public           Commissions            Proceeds to Company
              --------         -------------           -------------------
Per Note..      100%            .125%-.750%              99.875%-99.250%
Total..... $9,000,000,000 $11,250,000-$67,500,000 $8,988,750,000-$8,932,500,000

   The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

   Offers to purchase the notes are being solicited from time to time by the agents listed below. The agents have agreed to use their reasonable efforts to sell the notes. There is no established trading market for the notes and there can be no assurance that a secondary market for the notes will develop.

   The notes are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are not secured.

                                ----------------

BANC ONE CAPITAL MARKETS, INC.                    BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.                                   CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON                                  GOLDMAN, SACHS & CO.
LEHMAN BROTHERS                                              MERRILL LYNCH & CO.
MORGAN STANLEY DEAN WITTER                                  SALOMON SMITH BARNEY

October 26, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                             Prospectus Supplement

About this Prospectus Supplement; Pricing Supplements......................  S-3
Important Currency Information.............................................  S-3
Where You Can Find More Information........................................  S-4
Description of Notes.......................................................  S-6
Certain United States Federal Income Tax Considerations.................... S-21
Supplemental Plan of Distribution.......................................... S-27
Legal Opinions............................................................. S-29

                                   Prospectus

About this Prospectus......................................................    2
Where You Can Find More Information........................................    3
Forward-looking Statements.................................................    5
BANK ONE CORPORATION.......................................................    6
Ratio of Earnings to Fixed Charges.........................................    6
Use of Proceeds............................................................    7
Regulatory Matters.........................................................    7
Description of Debt Securities.............................................   13
Senior Securities..........................................................   19
Subordinated Securities....................................................   20
Description of Debt Warrants...............................................   25
Description of Currency Warrants...........................................   26
Description of Stock-Index Warrants........................................   27
Description of Other Warrants..............................................   29
Description of Preferred Stock.............................................   30
Description of Depositary Shares...........................................   35
Description of Existing Preferred Stock....................................   38
Description of Preferred Stock Warrants....................................   39
Description of Common Stock Warrants.......................................   40
Description of Common Stock................................................   41
Plan of Distribution.......................................................   42
Legal Opinions.............................................................   44
Experts....................................................................   44

   You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell notes and making offers to buy notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the notes. In this prospectus supplement, "BANK ONE" "the Company," "we," "us" and "our" refer to BANK ONE CORPORATION.

   This prospectus supplement and the attached prospectus and pricing supplement may be used by affiliates of BANK ONE, including Banc One Capital Markets, Inc., in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales by these affiliates will be made at prices related to market prices at the time of sale.

             ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS

   BANK ONE may use this prospectus supplement, together with the attached prospectus and an attached pricing supplement, to offer our Medium-Term Notes, Series C, from time to time. The total initial public offering price of Notes that may be offered by use of this prospectus supplement is $9,000,000,000, or the equivalent in foreign or composite currencies. That amount will be reduced by the amount of any other securities issued under our shelf registration statement (File No. 333-38756).

   This prospectus supplement describes certain terms of the Notes that we may offer. It supplements the description of the debt securities, senior securities and subordinated securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede that information in the prospectus.

   Each time we issue Notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the Notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any Note, that is inconsistent with this prospectus supplement will apply and will supersede that information in this prospectus supplement.

   It is important for you to read and consider all information contained in this prospectus supplement and the attached Prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information" on page 3 of the attached prospectus.

   If we use a capitalized term in this prospectus supplement and do not define the term in this document, it is defined in the prospectus.

                         IMPORTANT CURRENCY INFORMATION

   The applicable pricing supplement will describe certain provisions for Notes not denominated in U.S. dollars. The pricing supplement will specify the currency or currencies, including composite currencies, in which the principal, any premium and any interest with respect to the Note are to be paid. The pricing supplement will also describe any other relevant terms relating to the non-U.S. dollar denomination, including exchange rates for the foreign currency as against the U.S. dollar at selected times during the last five years and any exchange controls affecting the currency.

   You are required to pay for each Note in the currency specified by BANK ONE. You may ask an Agent to use its reasonable best efforts to arrange for the exchange of U.S. dollars into the specified currency to enable you to pay for a Note. You must make this request on or before the third Business Day preceding the delivery date for the Note or by a later date if allowed by the Agent. Each exchange will be made on the terms and conditions established by the Agent and all costs will be paid by you.

   Likewise, if the applicable pricing supplement for a Note provides for payments on a foreign currency denominated Note to be made in U.S. dollars or for payments on a U.S. dollar denominated note to be made in a foreign currency, the conversion between the foreign currency into U.S. dollars and vice versa will be handled by the exchange rate agent identified in the pricing supplement. Any Agent may act as exchange rate agent for a particular Note. The costs of any conversion among currencies will be paid by the holder of the Note through deductions from payments.

   Reference in this prospectus supplement to "U.S. dollars" or "U.S.$" or "$" are to the currency of the United States of America.

                      WHERE YOU CAN FIND MORE INFORMATION

   BANK ONE has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 that registers the distribution of the securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about BANK ONE and BANK ONE's securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

   In addition, we file reports, proxy statements and other information with the SEC under the Exchange Act of 1934. You may read and copy this information at the following locations of the SEC.

   Public Reference Room  New York Regional Office    Chicago Regional Office
  450 Fifth Street, N.W.    7 World Trade Center          Citicorp Center
      Room 1024                  Suite 1300           500 West Madison Street
  Washington, D.C. 20549  New York, New York 10048          Suite 1400
                                                    Chicago, Illinois 60661-2511

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like BANK ONE, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   You can also inspect reports, proxy statements and other information about BANK ONE at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

   The SEC allows us to "incorporate by reference" information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document or by a later filed document which is also incorporated by reference.

   This prospectus supplement incorporates by reference the documents listed below that BANK ONE previously filed with the SEC. They contain important information about us.

      Company SEC Filings                            Period
      -------------------                            ------
Annual Report on Form 10-K...... Year ended December 31, 1999 (as amended by a Form 10-K/A dated April 6, 2000)
Quarterly Report on Form l0-Q... Quarters ended March 31, 2000 and June 30, 2000
Current Reports on Form-8K...... Dated:
                                 .January 11, 2000
                                 .January 18, 2000
                                 .March 20, 2000
                                 .March 27, 2000
                                 .April 18, 2000
                                 .July 19, 2000
                                 .August 14, 2000
                                 .August 22, 2000
                                 .September 6, 2000 (2 filings)
                                 .October 17, 2000

   BANK ONE incorporates by reference additional documents that it may file with the SEC between the date of this prospectus supplement and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form l0-Q and Current Reports on Form 8-K, as well as proxy statements.

   You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement or the accompanying prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                              BANK ONE CORPORATION
                                1 Bank One Plaza
                               Mail Code IL1-0738
                          Chicago, Illinois 60670-0738
                            Telephone (312) 732-4812

   If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                              DESCRIPTION OF NOTES

General

   The Notes, which are referred to in the accompanying prospectus as "debt securities", will be issued under either

  . an Indenture originally between BANC ONE CORPORATION ("BANC ONE") and The
    Chase Manhattan Bank, as trustee (the "Trustee"), dated as of March 3, 1997, as supplemented by a First Supplemental Indenture, dated as of October 2, 1998, between BANK ONE and the Trustee, (as so supplemented, the "Senior Indenture"), or

  . an Indenture originally between BANC ONE and the Trustee dated as of March 3, 1997, as supplemented by a First Supplemental Indenture, dated as of October 2, 1998, between BANK ONE and the Trustee (as so supplemented, the "Subordinated Indenture").

   Each Indenture is more fully described in the accompanying prospectus. Notes issued under the Senior Indenture will be senior securities and Notes issued under the Subordinated Indenture will be subordinated securities, each as more fully described in the accompanying prospectus.

   The following summaries of certain provisions of the Indentures are not complete, are subject to, and are qualified in their entirety by reference to, all of the provisions of each Indenture, including the definitions of certain terms in the applicable Indenture. The terms and conditions described below will apply to each Note unless otherwise specified in the applicable pricing supplement for a Note. References to interest payments and interest-related information do not apply to zero-coupon Notes.

   Neither Indenture limits the aggregate principal amount of debt securities which may be issued under it. Each Indenture provides that debt securities may be issued in one or more series up to the aggregate principal amount which may be authorized from time to time by BANK ONE. BANK ONE may, without the consent of the holders of the Notes, provide for the issuance of additional Notes or other debt securities under either Indenture. As used in this prospectus supplement, "holder" includes the Depository (as defined below) with respect to Notes issued in book-entry form.

   All senior securities, including the Notes issued and to be issued under the Senior Indenture, will be unsecured and will rank on a parity with all other senior securities issued or to be issued under the Senior Indenture and all other unsecured and unsubordinated indebtedness of BANK ONE from time to time outstanding. All subordinated securities, including the Notes issued and to be issued under the Subordinated Indenture, will be unsecured and subordinated as described in the accompanying prospectus under the heading "Subordinated Securities--Subordination".

   The Notes offered by this prospectus supplement will constitute a single series of senior securities for purposes of the Senior Indenture and a single series of subordinated securities for purposes of the Subordinated Indenture. Both series will be limited to Notes issued for proceeds of up to $9,000,000,000 or the equivalent in foreign currencies or composite currencies on a combined basis. For the purpose of this prospectus supplement (other than "Certain United States Federal Income Tax Considerations"):

  . the principal amount of any original issue discount Note means the issue price of the Note, and

  . the principal amount of a Note issued in a foreign currency or composite currency means the U.S. dollar equivalent on the date of issue of the issue price of the Note.

   The Notes will be offered on a continuing basis and will mature on any Business Day (as defined below) nine months or more from the date of issue, as selected by the purchaser and agreed to by BANK ONE. The Notes may be subject to redemption or repayment prior to maturity as described under "Redemption and Repayment". Unless otherwise specified in the applicable pricing supplement, floating rate Notes will mature on an interest payment date. Each Note will bear interest at either:

  . a fixed rate, which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity, or

  . a floating rate determined by reference to a base rate, which may be adjusted by adding or subtracting a spread or multiplying by a spread multiplier.

   Except as specified in the applicable pricing supplement, the Notes will be issued only in fully registered form in U.S. dollar denominations of $1,000 and multiples of $1,000. If a Note is to be issued in a foreign currency or composite currency, unless a higher minimum denomination is required by applicable law, the Note will be issued in denominations of the equivalent of U.S. $1,000, rounded down to a multiple of 1,000 units of the foreign currency or composite currency, and multiples of 1,000 units of the foreign currency or composite currency. This minimum denomination will be determined by reference to the noon dollar buying rate in New York City for cable transfers of the currency published by the Federal Reserve Bank of New York on the Business Day (as defined below) immediately preceding the date of issuance.

   Unless otherwise provided in an applicable pricing supplement, the Notes will be issued in book-entry form only through the facilities of The Depository Trust Company (the "Depository") and will be registered in the name of the nominee of the Depository. Transfers or exchanges of the Notes may only be effected through a participating member of the Depository. So long as the Depository or its nominee is the registered owner of a Note, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Note for all purposes under the applicable Indenture. Except as set forth under "--Book-Entry Notes" below, no Note issued in book-entry form will be issuable in certificated form.

   The pricing supplement relating to each Note will describe the following terms:

  . the specified currency with respect to the Note (and, if the currency is other than U.S. dollars, certain other terms relating to the Note, including the authorized denominations);

  . whether the Note is a senior security or a subordinated security;

  . whether the Note is a fixed rate Note or a floating rate Note;

  . the price, expressed as a percentage of aggregate principal amount, at which the Note will be issued;

  . the date on which the Note will be issued;

  . the date on which the Note will mature;

  . if the Note is a fixed rate Note, the annual rate at which the Note will bear any interest;

  . if the Note is a floating rate Note, the interest rate basis, the initial interest rate, the interest reset dates, the interest payment dates, the index maturity, any maximum interest rate or minimum interest rate, any spread and/or spread multiplier, and any other term relating to the particular method of calculating the interest rate for the Note;

  . whether the Note may be redeemed or repaid prior to the maturity date, and, if so, the provisions relating to the redemption or repayment; and

  . any other terms of the Notes not inconsistent with the provisions of the related Indenture.

Payment of Principal and Interest

   Payments of principal, any premium and any interest on a Note will be made in the currency or composite currency in which the Note is denominated.

   A Note, including any zero-coupon Note, is an "original issue discount Note" if (a) it is issued at a price lower than its stated principal amount, or (b) it is otherwise issued with original issue discount for United States federal income tax purposes. In the event of redemption or acceleration of the maturity of an original issue discount Note, the amount payable to the Holder upon redemption or acceleration will be determined in accordance with the terms of the Note, and may be an amount less than the amount payable at the stated maturity. For a discussion of federal income tax considerations with respect to original issue discount Notes, see "Certain United States Federal Income Tax Considerations-- U.S. Holders--Original Issue Discount".

   Interest will be payable on each date specified in the applicable Note on which an installment of interest is due and payable and at maturity or, if applicable, upon redemption or repayment. If the original issue date of a Note is between a regular record date and an interest payment date, the initial interest payment will be made on the interest payment date following the next succeeding regular record date to the registered holder on such next succeeding regular record date. Interest payments, which may be zero in the case of zero-coupon Notes, will be in the amount of interest accrued during the period from and including the next preceding interest payment date in respect of which interest has been paid or duly provided for or from and including the date of issue, if no interest has been paid with respect to such Note, to but excluding the applicable interest payment date (an "interest accrual period").

   Payments on Notes issued in book-entry form will be made to the Depository. See "--Book-Entry Notes" below. Interest on any Notes issued in certificated form will be payable at the office of Bank One Trust Company, National Association, BANK ONE's paying agent and note registrar. Bank One Trust Company is currently located at 1 Bank One Plaza, Chicago, Illinois 60670. Interest payments, other than interest at maturity or upon earlier redemption or repayment, may be made at the option of BANK ONE by check mailed to the address of the person entitled to the payment as it appears on the note register at the close of business on the regular record date corresponding to the relevant interest payment date. Any interest payable at maturity will be paid to the person to whom the principal amount of the Note is payable. The principal, any interest and any premium payable at maturity or upon earlier redemption or repayment in respect of each Note issued in certificated form will be paid in immediately available funds against presentation of the Note at the office of Bank One Trust Company, National Association, 1 Bank One Plaza, Chicago, Illinois 60670.

   Unless otherwise specified in a pricing supplement, all percentages resulting from any calculation on floating rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from any calculation on floating rate Notes will be rounded in the case of U.S. dollars to the nearest cent, with one-half cent being rounded upward, or, in the case of a foreign currency or composite currency, to the nearest unit with one-half cent or unit being rounded upwards.

   Interest rates, or interest rate formulas, are subject to change by BANK ONE from time to time, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by BANK ONE. Interest rates offered by BANK ONE with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in a single transaction.

Fixed Rate Notes

   Each fixed rate Note will bear interest from the date of issue at the annual rate stated on the face of the Note until the principal amount is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate Notes will be payable semiannually in arrears on March 15 and September 15 of each year. Interest will be paid to the persons in whose names the Notes are registered at the close of business on the regular record date which is the first calendar day, whether or not a Business Day, of the month in which an interest payment date occurs. Interest is also payable at maturity or, if applicable, upon redemption or repayment. Interest on fixed rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date, the maturity date or the date of redemption or repayment of a fixed rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date the payment was due. No additional interest will accrue as a result of the delayed payment.

   When used with respect to fixed rate Notes, "Business Day" means any day, other than a Saturday or Sunday, that meets one of the following applicable reqirements: the day is (A) a day on which banking institutions in The City of New York and the city of Chicago, Illinois are open for business, (B) with respect to Notes denominated in any foreign currency other than euro, a day on which banking institutions in the Principal Financial Center (as defined below) of the country of the foreign currency are open for business and (C) with respect to the Notes denominated in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer ("TARGET") System is open.

Floating Rate Notes

   Unless otherwise specified in the applicable pricing supplement, floating rate Notes will be issued as described below. Interest on floating rates Notes will be determined by reference to a "base rate", which may be the "CD Rate" ("CD Rate Notes"), the "Commercial Paper Rate" ("Commercial Paper Rate Notes"), the "Federal Funds Rate" ("Federal Funds Rate Notes"), "LIBOR" ("LIBOR Notes"), the "Prime Rate" ("Prime Rate Notes"), the "Treasury Rate" ("Treasury Rate Notes"), the "CMT Rate" ("CMT Rate Notes") or such other base rate described in the applicable pricing supplement and Note. Interest may also be determined based upon the index maturity and adjusted by a spread and/or spread multiplier, as specified in the applicable pricing supplement.

   The "index maturity" is the period to maturity of the instrument or obligation with respect to which the base rate is calculated. The "spread" is the number of basis points above or below the base rate applicable to a floating rate Note. The "spread multiplier" is the percentage of the base rate applicable to the interest rate for a floating rate Note. The spread, spread multiplier, index maturity and other variable terms of the floating rate Notes are subject to change by BANK ONE from time to time, but no change will affect any floating rate Note previously issued or as to which an offer has been accepted by BANK ONE.

   The rate of interest on each floating rate Note will be reset daily, weekly, monthly, quarterly, semiannually, annually or otherwise, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the "interest reset date" will be:

  . in the case of floating rate Notes which reset daily, each Business Day;

  . in the case of floating rate Notes which reset weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes, which reset on the Tuesday of each week, except as specified below);

  . in the case of floating rate Notes which reset monthly, the third
    Wednesday of each month;

  . in the case of floating rate Notes which reset quarterly, the third
    Wednesday of March, June, September and December;

  . in the case of floating rate Notes which reset semiannually, the third
    Wednesday of the two months specified in the applicable pricing supplement; and

  . in the case of floating rate Notes which reset annually, the third
    Wednesday of the month specified in the applicable pricing supplement.

   The initial interest rate in effect from the date of issue to the first interest reset date will be described in the applicable pricing supplement.

   If any interest reset date for any floating rate Note would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the next succeeding day that is a Business Day. In the case of a LIBOR Note, however, if the next succeeding Business Day is in the next succeeding calendar month, the interest reset date will be the next preceding Business Day.

   When used with respect to Floating Rate Notes, "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (A) a day on which banking institutions in the City of New York and the city of Chicago, Illinois are open for business, (B) with respect to Notes denominated in a foreign currency other than euro, a day on which banking institutions in the Principal Financial Center of the country of the foreign currency are open for business, (C) with respect to Notes denominated in euro, a day on which the TARGET System is open, and (D) with respect to LIBOR Notes, a London Banking Day (as defined below).

   The interest rate applicable to each interest accrual period beginning on an interest reset date will be the rate determined by reference to the applicable base rate determined as of the "interest determination date".

  . If the base rate is the CD Rate, the Commercial Paper Rate, the Federal
    Funds Rate, the Prime Rate or the CMT Rate, the interest determination date pertaining to an interest reset date will be the second Business Day preceding the interest reset date.

  . If the base rate is LIBOR, the interest determination date pertaining to an interest reset date will be the second London Banking Day preceding the interest reset date.

  . If the base rate is the Treasury Rate, the interest determination date pertaining to an interest reset date will be the day of the week in which the interest reset date falls on which Treasury bills normally would be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If an auction falls on any interest reset date, then the interest reset date will instead be the first Business Day following the auction.

   A floating rate Note may also have either or both of the following: (A) a maximum limit, or ceiling, on the rate of interest which may be applicable during any interest accrual period; and (B) a minimum limit, or floor, on the rate of interest which may be applicable during any interest accrual period.

   In addition to any specified maximum interest rate which may be applicable to any floating rate Note, the interest rate on the floating rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. The limit may not apply to floating rate Notes in which $2,500,000 or more has been invested.

   Each floating rate Note will bear interest from the date of issue at the rates determined as described below until the principal of the Note is paid or made available for payment. Except as provided below or in the applicable pricing supplement, interest will be payable:

  . in the case of floating rate Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year;

  . in the case of floating rate Notes which reset quarterly, on the third
    Wednesday of March, June, September and December of each year;

  . in the case of floating rate Notes which reset semiannually, on the third
    Wednesday of the two months of each year specified in the applicable pricing supplement;

  . in the case of floating rate Notes which reset annually, on the third
    Wednesday of the month specified in the applicable pricing supplement;

  . and, in each case, at maturity or, if applicable, upon redemption or repayment.

   If any interest payment date for any floating rate Note would fall on a day that is not a Business Day with respect to the Note, the interest payment date will be the following day that is a Business Day with respect to the Note. In the case of a LIBOR Note, however, if the next succeeding Business Day is in the next succeeding calendar month, the interest payment date will be the immediately preceding day that is a Business Day with respect to the LIBOR Note. If the maturity date or date of redemption or repayment of any floating rate Note would fall on a day that is not a Business Day, the payment of principal, any interest and any premium may be made on the next succeeding Business Day. No interest will accrue as a result of the delayed payment.

   The "regular record date" with respect to floating rate Notes will be the date 15 calendar days, whether or not a Business Day, prior to the applicable interest payment date.

   Accrued interest on each floating rate Note is calculated by multiplying the principal amount of the floating rate Note by an accrued interest factor. The accrued interest factor is computed by adding together the interest factors calculated for each day from and including the date of issue, or from and including the last date for which interest was calculated, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day is computed by dividing the interest rate applicable to that day by 360 in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes and CMT Rate Notes.

   The applicable pricing supplement will specify a calculation agent with respect to any issue of floating rate Notes. The calculation agent for each interest reset date will determine the interest rate as described below. BANK ONE will notify the paying agent of each determination of the interest rate applicable to any floating rate Note promptly after such determination is made. Upon the request of the holder of any floating rate Note, the paying agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next interest reset date. All calculations by the calculation agent of the interest rate on any floating rate Note will be final and binding in the absence of manifest error. The "calculation date", where applicable, pertaining to any interest determination date will be the earlier of (A) the tenth calendar day after the interest determination date, or, if that day is not a Business Day, the next succeeding Business Day, or (B) the Business Day preceding the applicable interest payment date, redemption date, optional repayment date or maturity.

   The initial interest rate of a floating rate Note will be specified in the applicable pricing supplement. The interest rate that will become effective on each subsequent interest reset date will be determined by the calculation agent as follows:

   CD Rate. CD Rate Notes will bear interest at the interest rates, calculated with reference to the CD Rate and any spread and/or spread multiplier, specified in the CD Rate Notes and in the applicable pricing supplement.

   "CD Rate" means, with respect to any interest determination date relating to a CD Rate Note, the rate on such date for negotiable certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)".

   The following procedures will be followed if the CD Rate cannot be determined as described above:

  . If the above rate is not published in H.15(519) by 9:00 a.m., New York
    City time, on the calculation date, the CD Rate will be the rate on the interest determination date described in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication ("H.15 Daily Update"), for the day in respect of certificates of deposit having the index maturity specified in the applicable pricing supplement under the caption "CDs (Secondary Market)".

  . If this rate is not yet published in either H.15(519) or the H.15 Daily
    Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the interest determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent, after consultation with BANK ONE, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in the denomination of $5,000,000.

  . If the dealers selected by the Calculation Agent are not quoting as described above, the CD Rate will remain the CD Rate then in effect on the interest determination date.

   Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the interest rates, calculated with reference to the Commercial Paper Rate and any spread and/or spread multiplier, specified in the Commercial Paper Rate Notes and in the applicable pricing supplement.

   "Commercial Paper Rate" means, with respect to any interest determination date relating to a Commercial Paper Rate Note, the Money Market Yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as published in H.15(519) under the heading "Commercial Paper--Nonfinancial".

   The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  . If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the Commercial Paper Rate will be the Money Market Yield of the rate on the interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in H.15 Daily Update under the heading "Commercial Paper--Nonfinancial".

  . If by 3:00 p.m., New York City time, on the calculation date, the rate is not yet published in either H.15(519) or H.15 Daily Update, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the interest determination date of three leading dealers of commercial paper in New York City selected by the calculation agent, after consultation with BANK ONE, for commercial paper of the index maturity specified in the applicable pricing supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency.

  . If the dealers selected by the calculation agent are not quoting as mentioned above, the Commercial Paper Rate with respect to the interest determination date will remain the Commercial Paper Rate then in effect on the interest determination date.

   "Money Market Yield" will be a yield calculated in accordance with the following formula:

                                           D X 360
                                          ------------
                         Money Market Yield = X 100
                                           360 - (D X
                                               M)

where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

   Federal Funds Rate. Federal Funds Rate Notes will bear interest at the interest rates, calculated with reference to the Federal Funds Rate and any spread and/or spread multiplier, specified in the Federal Funds Rate Notes and in the applicable pricing supplement.

   "Federal Funds Rate" means, with respect to any interest determination date relating to a Federal Funds Rate Note, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other pages as may replace that page.

   The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

  . If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the Federal Funds Rate will be the rate on the interest determination date as published in H.15 Daily Update under the heading "Federal Funds/(Effective)".

  . If this rate is not yet published in either H.15(519) or H.15 Daily
    Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the calculation agent, after consultation with BANK ONE, prior to 9:00 a.m., New York City time, on the interest determination date.

  . If the brokers selected by the calculation agent are not quoting as mentioned above, the Federal Funds Rate with respect to the interest determination date will remain the Federal Funds Rate then in effect on the interest determination date.

   LIBOR. LIBOR Notes will bear interest at the interest rates, calculated with reference to the London interbank offered rate and any spread and/or spread multiplier, and will be payable on the dates specified in the LIBOR Notes and in the applicable pricing supplement.

   LIBOR with respect to any interest reset date will be determined by the calculation agent in accordance with the following provisions:

   With respect to an interest determination date relating to a LIBOR Note, LIBOR will be either

  . if "LIBOR Reuters" is specified in the applicable pricing supplement, LIBOR will be the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case the single rate will be used) for deposits in the Index Currency having the index maturity specified in the pricing supplement, commencing on the applicable interest reset date, that appear (or, if only a single rate is required, appears) on the Designated LIBOR Page as of 11:00 a.m., London time, on the interest determination date.

  . if "LIBOR Telerate" is specified in the applicable pricing supplement as the method of calculating LIBOR, LIBOR will be the rate for deposits in the Index Currency having the index maturity specified in the pricing supplement, commencing on the interest reset date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the interest determination date.

  . if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, LIBOR will be calculated as if "LIBOR Telerate" had been specified.

   If fewer than two offered rates appear, or if no such rate appears, as applicable, LIBOR on the interest determination date will be determined as follows:

  . The calculation agent will request the principal London offices of each of four major reference banks in the London Interbank market as selected by the calculation agent, after consultation with BANK ONE, to provide the calculation agent with its offered quotation for deposits in the Index Currency for the period of the index maturity designated in the applicable pricing supplement, commencing on the interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on the interest determination date will be the arithmetic mean of the quotations.

  . If fewer than two quotations are provided, LIBOR determined on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the applicable pricing supplement, in the applicable Principal Financial Center, on the interest determination date by three major banks in the Principal Financial Center selected by the calculation agent, after consultation with BANK ONE, for loans in the Index Currency to leading European banks, having the index maturity designated in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the Index Currency in such market at that time.

  . If the banks so selected by the calculation agent are not quoting as mentioned above, LIBOR determined on the interest determination date will be LIBOR in effect on the interest determination date.

   "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on the Reuters Monitor Money Rates Service, or any successor service, for the purpose of displaying the London Interbank rates of major banks for the applicable Index Currency, (b) if "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on the Bridge Telerate, Inc. Service, or any successor service, ("Telerate") for the purpose of displaying the London Interbank rates of major banks for the applicable Index Currency, or (c) if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement, "Designated LIBOR Page" means the display on Telerate for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

   "Index Currency" means the currency, which may include composite currencies, specified in the applicable pricing supplement as the currency for which LIBOR will be calculated. If no currency is specified in the applicable pricing supplement, the Index Currency will be U.S. dollars.

   "Principal Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of the relevant Notes is to be made or, solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to U.S. dollars, Deutsche marks, Italian lira, Swiss francs and Dutch guilders, the Principal Financial Center will be the City of New York, Frankfurt, Milan, Zurich and Amsterdam, respectively.

   "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

   Prime Rate. Prime Rate Notes will bear interest at the interest rates, calculated with reference to the Prime Rate and any spread and/or spread multiplier, specified in the Prime Rate Notes and in the applicable pricing supplement.

   "Prime Rate" means, with respect to any interest determination date relating to a Prime Rate Note, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan".

   The following procedures will be followed if the Prime Rate cannot be determined as described above:

  . If the above rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the Prime Rate will be the rate on the interest determination date as published in H.15 Daily Update opposite the caption "Bank Prime Loan".

  . If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date, in either H.15(519) or H.15 Daily Update, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US Prime1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that interest determination date.

  . If fewer than four such rates but more than one such rate appear on the Reuters Screen US Prime1 Page for the interest determination date, the calculation agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on the interest determination date by at least two major money center banks in New York City selected by the calculation agent, after consultation with BANK ONE.

  . If fewer than two such rates appear on the Reuters Screen US Prime1 Page, the calculation agent will determine the Prime Rate on the basis of the rates furnished in New York City by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State, in each case having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the calculation agent, after consultation with BANK ONE.

  . If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on the interest determination date.

   "Reuters Screen US Prime1 Page" means the display designated as page "US Prime1" on the Reuters Monitor Money Rates Service, or any other page as may replace the US Prime1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

   Treasury Rate. Treasury Rate Notes will bear interest at the interest rates, calculated with reference to the Treasury Rate and any spread and/or spread multiplier, specified in the Treasury Rate Notes and in the applicable pricing supplement.

   "Treasury Rate" means, with respect to any interest determination date relating to a Treasury Rate Note, the rate applicable to the auction held on that date of direct obligations of the United States ("Treasury bills") having the index maturity specified in the applicable pricing supplement as that rate appears on either the display designated as Page 56 or the display designated as Page 57 on Telerate under the heading "AVGE INVEST YIELD".

   The following procedures will be followed if the Treasury Rate cannot be determined as described above:

  . If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the Treasury Rate will be the auction average rate on the interest determination date, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, as otherwise announced by the United States Department of the Treasury. Treasury bills are usually sold at auction on Monday of each week unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday.

  . In the event that the results of the auction of Treasury bills having the index maturity specified in the applicable pricing supplement are not published or reported as provided above by 3:00 p.m., New York City time, on the calculation date, or if no auction is held on the interest determination date, then the calculation agent will determine the Treasury Rate to be the Bond Equivalent Yield of the rate published in H.15(519) for that day opposite the index maturity under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

  . If the above rate is not published in H.15(519) on the calculation date, the rate for that day will be the rate in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, for that day in respect of the index maturity under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

  . If the above rate is not published in H.15(519), H.15 Daily Update or another recognized source, the Treasury Rate will be a yield to maturity, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date, of three leading primary United States government securities dealers selected by the calculation agent, after consultation with BANK ONE, for the issue of Treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

  . If the dealers selected by the calculation agent are not quoting as mentioned above, the Treasury Rate with respect to the interest determination date will remain the Treasury Rate then in effect on the interest determination date.

   CMT Rate. CMT Rate Notes will bear interest at the rates, calculated with reference to the CMT Rate and any spread and/or spread multiplier, specified in such CMT Rate Notes and any applicable pricing supplement.

   "CMT Rate" means, with respect to any interest determination date relating to a CMT Rate Note, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant

Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.", under the column for the Designated CMT Maturity Index (as defined below) for:

     (A) if the Designated CMT Telerate Page is 7051, the rate on the interest determination date; and

     (B) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs.

   The following procedures will be used if the CMT Rate cannot be determined as described above:

  . If the rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

  . If that rate is no longer published, or, if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index, or other United States Treasury rate for the Designated CMT Maturity Index, for the interest determination date with respect to that interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

  . If this information is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time on the interest determination date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in the City of New York selected by the calculation agent as described in the following sentence. The calculation agent will select five Reference Dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

  . If the calculation agent cannot obtain three Treasury notes quotations, the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three Reference Dealers in the City of New York, selected using the same method described above, for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

  . If three or four (and not five) of the Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of these quotes will be eliminated.

  . If fewer than three Reference Dealers selected by the calculation agent are quoting as described above, the CMT Rate will be the CMT Rate in effect on the interest determination date.

   If two Treasury notes with an original maturity as described above, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

   "Designated CMT Telerate Page" means the display on the Telerate, or any successor service, on the page designated in the applicable pricing supplement, or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

   "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be 2 years.

Zero-Coupon Notes

   Notes may be issued in the form of original issue discount Notes that do not provide any periodic payments of interest (the "zero-coupon Notes"). The specific terms of any zero-coupon Notes will be described in the applicable pricing supplement.

Book-Entry Notes

   The Notes may be issued in whole or in part in the form of one or more fully registered Notes which will be deposited with, or on behalf of, the Depository and registered in the name of the Depository's nominee (each, a "book-entry Note"). Except as described below, a book-entry Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor. Book-entry Notes will not be exchangeable for certificated Notes and, except under the conditions described below, will not otherwise be issuable in definitive form.

   The Depository has advised BANK ONE and the Agents that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers, including the Agents, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants.

   Upon the issuance of Notes by BANK ONE represented by a book-entry Note, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such book-entry Note to the accounts of participants. The accounts to be credited will be designated by the Agents or by BANK ONE, if such Notes are offered and sold directly by BANK ONE.

   Payments of principal of and any interest on the book-entry Note registered in the name of the Depository or its nominee will be made by BANK ONE through the paying agent to the Depository or its nominee, as the case may be, as the registered owner of a book-entry Note. Neither BANK ONE, the Trustee, any paying agent nor the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a book-entry Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   BANK ONE has been advised that the Depository, upon receipt of any payment of principal or interest in respect of a book-entry Note, will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in the book-entry Note as shown on the records of the Depository. BANK ONE expects that payments by participants to owners of beneficial interests in a book-entry Note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". These payments will be the responsibility of such participants.

   If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by BANK ONE within 90 days, BANK ONE will issue Notes in certificated form in exchange for each book-entry Note. In addition, BANK ONE may at any time determine not to have Notes represented by one or more book-entry Notes. In that event, BANK ONE will issue Notes in certificated form in exchange for the book-entry Note or Notes representing these Notes. In this instance, an owner of a beneficial interest in a book-entry Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have these Notes registered in its name. Notes issued in certificated form will be issued in denominations of $1,000 or multiples of $1,000. In the case of Notes denominated in a foreign currency or foreign currency unit, unless a higher minimum denomination is required by applicable law, Notes in certificated form will be issued in denominations of the equivalent of U.S. $1,000, rounded down to an integral multiple of 1,000 units of the foreign currency, or a multiple of 1,000 units of the foreign currency, and will be issued in fully registered form only.

Indexed Notes

   Notes also may be issued which have their principal amount, any interest payment and any premium determined with reference to an index. This index may be based on one or more prices of specified commodities or securities, including baskets of commodities or securities, interest rate indices, interest rate or exchange rate swap indices, exchange rate or rates of one or more specified currencies, including baskets of currencies or a composite currency, or any other price or exchange rate or other financial or non-financial index or indices as may be specified in the Note, as described in a pricing supplement with respect to the Note. Holders of these indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount of the Notes depending upon the relative value at maturity of the specified index. Information as to the method for determining the principal payable at maturity and, where applicable, certain historical information with respect to the specified indexed item or items and tax considerations associated with an investment in these indexed Notes, will be described in the applicable pricing supplement.

   For purposes of determining the rights of a holder of a Note indexed as to principal in respect of voting for or against amendments to the applicable Indenture and modifications and the waiver of rights under the applicable Indenture, the principal amount of the indexed Note will be deemed to be equal to the face amount of the Note at issuance. The amount of principal payable at maturity will be specified in the applicable pricing supplement.

Renewable Notes

   BANK ONE may also issue from time to time variable rate renewable notes that will bear interest at the interest rate, calculated with reference to a base rate and any spread and/or spread multiplier, specified in the Notes and in the applicable pricing supplement.

   Renewable Notes will mature on an interest payment date as specified in the applicable pricing supplement, unless the maturity of all or any portion of the principal amount of the Note is extended in accordance with the procedures described below. On the interest payment dates in each year specified in the applicable pricing supplement the maturity of the renewable Notes will be extended to the interest payment date occurring twelve months later, unless the holder elects to terminate the automatic extension of the maturity of the renewable Notes, or of any portion of the Note having a principal amount of $1,000 or any multiple of $1,000. A holder may terminate this automatic extension by delivering a termination notice to the paying agent within the time period specified in the applicable pricing supplement prior to the interest payment date. This termination option may be exercised with respect to less than the entire principal amount of the renewable Notes. The maturity of the renewable Notes may not be extended beyond the final maturity date, as specified in the applicable pricing supplement. If the holder elects to terminate the automatic extension of the maturity of all or any portion of the principal amount of the renewable Notes and this election is not revoked as described below, the unrenewed portion of the Note will become due and payable on the interest payment date falling six months (unless another period is specified in the applicable pricing supplement) after the interest payment date prior to which the holder made the election not to renew.

   An election to terminate the automatic extension of maturity may be revoked as to any portion of the renewable Notes having a principal amount of $1,000 or any multiple of $1,000 by delivering a notice to that effect to the paying agent on any day prior to the date 15 days before the date on which the portion would otherwise mature. This revocation may be made for less than the entire principal amount of the renewable Notes for which the automatic extension of maturity has been terminated. A revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.

   An election to terminate the automatic extension of the maturity of the renewable Notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon any subsequent holder.

   The renewable Notes may be redeemed in whole or in part at the option of BANK ONE on or commencing with the date or dates specified in the applicable pricing supplement. The renewable Notes will be redeemed at the redemption price stated in the applicable pricing supplement, together with accrued and unpaid interest to the date of redemption. Notice of redemption of a renewable Note will be provided by mailing a notice of the redemption to each holder by first class mail, postage prepaid, at least 180 days prior to the date fixed for redemption.

Amortizing Notes

   BANK ONE may from time to time offer Notes on which a portion or all the principal amount is payable prior to the stated maturity in accordance with a schedule, by application of a formula, or by reference to an index. Further information concerning additional terms and conditions of any amortizing Notes, including terms for repayment of the Note, will be described in the applicable pricing supplement.

Extension of Maturity

   The pricing supplement relating to certain Notes, other than an amortizing Note, may provide that BANK ONE has the option to extend the maturity of the Notes for one or more periods of one or more whole years up to but not beyond a final maturity date described in the applicable pricing supplement. If BANK ONE has this option with respect to any Note, the following procedures will apply.

   BANK ONE may exercise this extension option with respect to a Note by notifying the paying agent of exercise at least 45 but not more than 60 days prior to the original maturity date originally in effect with respect to the Note or, if the maturity date of the Note has already been extended, prior to the extended maturity date then in effect. No later than 38 days prior to the original maturity date or an extended maturity date, as the case may be, the paying agent will mail to the holder of the Note an extension notice by first class mail, postage prepaid, describing:

  . the election of BANK ONE to extend the maturity of the Note;

  . the new extended maturity date;

  . the interest rate applicable to the extension period, which, in the case of a floating rate Note, will be calculated with reference to a base rate and spread and/or spread multiplier; and

  . any provisions for redemption during the extension period, including the date or dates on which, the period or periods during which and the price or prices at which, a redemption may occur during the extension period.

   Upon the mailing by the paying agent of an extension notice to the holder of an extendible Note, the maturity of the Note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the Note will have the same terms it had prior to the mailing of the extension notice.

   Not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the maturity date then in effect for an extendible Note (or, if such day is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), BANK ONE may, at its option, revoke the interest rate provided for in the extension notice and establish a higher interest rate, or, in the case of a floating rate Note, a higher spread and/or spread multiplier, for the extension period by causing the paying agent to send notice of such higher interest rate, or, in the case of a floating rate Note, a higher spread and/or spread multiplier, to the holder of the Note by first class mail, postage prepaid, or by other means agreed upon between BANK ONE and the paying agent. This notice will be irrevocable. All extendible Notes with respect to which the maturity date is extended in accordance with an extension notice will bear a higher interest rate, or, in the case of a floating rate Note, a higher spread and/or spread multiplier, for the extension period, whether or not tendered for repayment.

   If BANK ONE elects to extend the maturity of an extendible Note, the holder of the Note will have the option to require BANK ONE to repay the Note on the maturity date then in effect at a price equal to the principal amount of the Note plus any accrued and unpaid interest to that date. In order for an extendible Note to be repaid on the maturity date, the holder of the Note must follow the procedures described below under "Repayment and Repurchase" for optional repayment, except that the period for delivery of the Note or notification to the paying agent will be at least 25 but not more than 35 days prior to the maturity date then in effect and except that a holder who has tendered an extendible Note for repayment after receipt of the extension notice may, by written notice to the Paying Agent, revoke any tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the maturity date then in effect, or if such day is not a Business Day, until 3:00 p.m., New York City time, on the immediately succeeding Business Day.

Redemption

   Although Notes will not generally be redeemable prior to maturity, BANK ONE in the pricing supplement relating to a Note may specify that the Note will be redeemable at the option of BANK ONE prior to maturity on a date or dates specified at a price or prices, described in the applicable pricing supplement, together with accrued interest to the date of redemption. The Notes will not be subject to any sinking fund. BANK ONE may redeem any of the Notes which are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30, nor more than 60, days' notice. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed will be selected by the applicable note registrar by such method as the note registrar deems fair and appropriate.

Repayment and Repurchase

   Although Notes will not generally be repayable at the option of the holder prior to maturity, BANK ONE in the pricing supplement relating to a Note may specify that a Note will be repayable at the option of the holder prior to maturity on a date or dates specified at a price or prices described in the applicable pricing supplement, together with accrued interest to the date of repayment.

   In order for a Note to be repaid, the paying agent must receive at least 30, but not more than 45, days, prior to the repayment date

  . the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note completed or

  . a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America indicating the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised and a guarantee that the Note to be repaid with the completed form entitled "Option to Elect Repayment" on the reverse of the Note will be received by the paying agent not later than five Business Days after the date of the telegram, telex, facsimile transmission or letter and the Note and completed form are received by the paying agent by the fifth Business Day.

   Except in the case of renewable Notes or extendible Notes, and unless otherwise specified in the applicable pricing supplement, exercise of the repayment option by the holder of a Note will be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

   If a Note is a book-entry Note, the Depository's nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depository's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of the Note must instruct the broker or other direct or indirect participant through which it holds an interest in the Note to notify the Depository of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which a repayment instruction must be given in order for timely notice to be delivered to the Depository.

   BANK ONE may at any time purchase Notes at any price in the open market or otherwise. Notes purchased by BANK ONE may be held or resold or, at the discretion of BANK ONE, may be surrendered to the applicable Trustee for cancellation.

Further Issuances

   BANK ONE may, from time to time, without notice to, or the consent of, the registered holders of a particular Note, create and issue further notes equal in rank and similar in terms to a Note in all respects, or in all respects except for the first payment of interest accruing prior to the issue date of the further notes or except for the first payment of interest following the issue date of the further notes. These further notes may be consolidated to form a single Note with the applicable Note and will have the same terms as to status, redemption or otherwise as the applicable Note.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

   This section summarizes the material U.S. tax consequences to holders of Notes. It represents the views of our tax counsel, Cravath, Swaine & Moore. However, the discussion is limited in the following ways:

  . The discussion only covers you if you buy your Notes in the initial offering.

  . The discussion only covers you if you hold your Notes as a capital asset
    (that is, for investment purposes), and if you do not have a special tax status.

  . The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of Notes. We suggest that you consult your tax advisor about the consequences of holding Notes in your particular situation.

  . The discussion is based on current law. Changes in the law may change the tax treatment of the Notes.

  . The discussion does not cover state, local or foreign law.

  . The discussion does not cover every type of Note that we might issue. If we intend to issue a Note of a type not described in this summary, additional tax information will be provided in the pricing supplement for the Note.

  . The discussion does not apply to you if you are a non-U.S. holder of Notes and if you (a) own 10% or more of the voting stock of BANK ONE, (b) are a "controlled foreign corporation" with respect to BANK ONE, or (c) are a bank making a loan in the ordinary course of its business.

  . We have not requested a ruling from the IRS on the tax consequences of owning the Notes. As a result, the IRS could disagree with portions of this discussion.

   If you are considering buying Notes, we suggest that you consult your tax advisors about the tax consequences of holding the Notes in your particular situation.

Tax Consequences to U.S. Holders

   This section applies to you if you are a "U.S. Holder." A "U.S. Holder" is:

  . an individual U.S. citizen or resident alien;

  . a corporation, or entity taxable as a corporation, that was created under U.S. law (federal or state); or

  . an estate or trust whose world-wide income is subject to U.S. federal income tax.

   If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding Notes, we suggest that you consult your tax advisor.

 Interest

   The tax treatment of interest paid on the Notes depends upon whether the interest is "Qualified Stated Interest".

   "Qualified Stated Interest" is any interest that meets all the following conditions:

  . It is payable at least once each year.

  . It is payable over the entire term of the Note.

  . It is payable at a single fixed rate or under a single formula.

  . The Note has a maturity of more than one year from its issue date.

   If any interest on a Note is Qualified Stated Interest, then

  . If you are a cash method taxpayer (including most individual holders), you must report that interest in your income when you receive it.

  . If you are an accrual method taxpayer, you must report that interest in your income as it accrues.

   If any interest on a Note is not Qualified Stated Interest, it is subject to the rules for original issue discount ("OID") described below.

 Determining Amount of OID

   Notes that have OID are subject to additional tax rules. The amount of OID on a Note is determined as follows:

  . The amount of OID on a Note is the "stated redemption price at maturity" of the Note minus the "issue price" of the Note. If this amount is zero or negative, there is no OID.

  . The "stated redemption price at maturity" of a Note is the total amount of all principal and interest payments to be made on the Note, other than Qualified Stated Interest. In a typical case where all interest is Qualified Stated Interest, the stated redemption price at maturity is the same as the principal amount.

  . The "issue price" of a Note is the first price at which a substantial amount of the Notes are sold to the public.

  . Under a special rule, if the OID determined under the general formula is very small, it is disregarded and not treated as OID. This disregarded OID is called "de minimis OID". If all the interest on a Note is Qualified Stated Interest, this rule applies if the amount of OID is less than the following items multiplied together: (a) .25% ( 1/4 of 1%), (b) the number of full years from the issue date to the maturity date of the Note, and (c) the principal amount.

 Accrual of OID Into Income

   If a Note has OID, the following consequences arise:

  . You must include the total amount of OID as ordinary income over the life of the Note.

  . You must include OID in income as the OID accrues on the Notes, even if you are on the cash method of accounting. This means that you are required to report OID income, and in some cases pay tax on that income, before you receive the cash that corresponds to that income.

  . OID accrues on a Note on a "constant yield" method. This method takes into account the compounding of interest. Under this method, the accrual of OID on a Note, combined with the inclusion into income of any Qualified Stated Interest on the Note, will result in you being taxable at approximately a constant percentage of your unrecovered investment in the Note.

  . The accruals of OID on a Note will generally be less in the early years and more in the later years.

  . If any of the interest paid on the Note is not Qualified Stated Interest, that interest is taxed solely as OID. It is not separately taxed when it is paid to you.

  . Your tax basis in the Note is initially your cost. It increases by any OID (not including Qualified Stated Interest) you report as income. It decreases by any principal payments you receive on the Note, and by any interest payments you receive that are not Qualified Stated Interest.

 Notes Subject to Additional Tax Rules

   Additional or different tax rules apply to several types of Notes that we may issue.

   Short-Term Notes: We may issue Notes with a maturity of one year or less. These are referred to as "short-term Notes".

  . No interest on these Notes is Qualified Stated Interest. Otherwise, the amount of OID is calculated in the same manner as described above.

  . You may make certain elections concerning the method of accrual of OID on Short-Term Notes over the life of the Notes.

  . If you are an accrual method taxpayer, a bank, a securities dealer, or in certain other categories, you must include OID in income as it accrues.

  . If you are a cash method taxpayer not subject to the accrual rule described above, you do not include OID in income until you actually receive payments on the Note. Alternatively, you can elect to include OID in income as it accrues.

  . Two special rules apply if you are a cash method taxpayer and you do not include OID in income as it accrues. First, if you sell the Note or it is paid at maturity, and you have a taxable gain, then the gain is ordinary income to the extent of the accrued OID on the Note at the time of the sale that you have not yet taken into income. Second, if you borrow money (or do not repay outstanding debt) to acquire or hold the Note, then while you hold the Note you cannot deduct any interest on the borrowing that corresponds to accrued OID on the Note until you include the OID in your income.

   Floating Rate Notes: Floating Rate Notes are subject to special OID rules.

  . If the interest rate is based on a single fixed formula based on objective financial information (which may include a fixed interest rate for the initial period), all the interest will be Qualified Stated Interest. The amount of OID (if any), and the method of accrual of OID, will then be calculated by converting the Note's initial floating rate into a fixed rate and by applying the general OID rules described above.

  . If the Note has more than one formula for interest rates, it is possible that the combination of interest rates might create OID. We suggest that you consult your tax advisor concerning the OID accruals on such a Note.

   Foreign Currency Notes: A "Foreign Currency Note" is a Note denominated in a currency other than U.S. dollars. Special tax rules apply to these Notes:

  . If you are a cash method taxpayer, you will be taxed on the U.S. dollar value of any foreign currency you receive as interest. The dollar value will be determined as of the date when you receive the payments.

  . If you are an accrual method taxpayer, you must report interest income as it accrues. You can use the average foreign currency exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). In this case, you will make an adjustment upon receipt of the foreign currency to reflect actual exchange rates at that time. Certain alternative elections may also be available.

  . Any OID on Foreign Currency Notes will be determined in the relevant foreign currency. You must accrue OID in the same manner that an accrual basis holder accrues interest income.

  . Your initial tax basis in a Foreign Currency Note is the amount of U.S.
    dollars you pay for the Note (or, if you pay in foreign currency, the value of that foreign currency on the purchase date). Adjustments are made to reflect OID and other items as described above.

  . If you collect foreign currency upon the maturity of the Note, or if you sell the Note for foreign currency, your gain or loss will be based on the U.S. dollar value of the foreign currency you receive. For a publicly traded Foreign Currency Note, this value is determined for cash basis taxpayers on the settlement date for the sale of the Note, and for accrual basis taxpayers on the trade date for the sale (although such taxpayers can also elect the settlement date). You will then have a tax basis in the foreign currency equal to the value reported on the sale.

  . Any gain or loss on the sale or retirement of a Note will be ordinary income or loss to the extent it arises from currency fluctuations between your purchase date and sale date. Any gain or loss on the sale of foreign currency will also be ordinary income or loss.

   Other Categories of Notes: Additional rules may apply to certain other categories of Notes. The pricing supplement for these Notes may describe these rules. In addition, we suggest that you consult your tax advisor in these situations. These categories of Notes include:

  . Notes with contingent payments;

  . Notes that you can put to BANK ONE before their maturity;

  . Notes that are callable by BANK ONE before their maturity, other than typical calls at a premium;

  . Indexed Notes with an index tied to currencies; and

  . Notes that are extendable at your option or at the option of BANK ONE.

 Premium and Discount

   Additional special rules apply in the following situations involving discount or premium:

  . If you buy a Note in the initial offering for more than its stated redemption price at maturity, the excess amount you pay will be "bond premium". You can use bond premium to reduce your taxable interest income over the life of your Note.

  . Similarly, if a Note has OID and you buy it in the initial offering for more than the issue price, the excess (up to the total amount of OID) is called "acquisition premium". The amount of OID you are required to include in income will be reduced by this amount over the life of the Note.

  . If you buy a Note in the initial offering for less than the initial offering price to the public, special rules concerning "market discount" may apply.

   Appropriate adjustments to tax basis are made in these situations. We suggest that you consult your tax advisor if you are in one of these situations.

 Accrual Election

   You can elect to be taxed on the income from the Note in a different manner than described above. Under the election:

  . No interest is Qualified Stated Interest.

  . You include amounts in income as it economically accrues to you. The accrual of income is in accordance with the constant yield method, based on the compounding of interest. The accrual of income takes into account stated interest, OID (including de minimis OID), market discount, and premium.

  . Your tax basis is increased by all accruals of income and decreased by all payments you receive on the Note.

 Sale or Retirement of Notes

   On your sale or retirement of your Note:

  . You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the Note. Your tax basis in the Note is your cost, subject to certain adjustments.

  . Your gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if you held the Note for more than one year.

  . If (a) you purchased the Note with de minimis OID, (b) you did not make the election to accrue all OID into income, and (c) you receive the principal amount of the Note upon the sale or retirement, then you will generally have capital gain equal to the amount of the de minimis OID.

  . If you sell the Note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the Note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

  . All or part of your gain may be ordinary income rather than capital gain in certain cases. These cases include sales of short-term Notes, Notes with market discount, Notes with contingent payments, or Foreign Currency Notes.

 Information Reporting and Backup Withholding

   Under the tax rules concerning information reporting to the IRS:

  . Assuming you hold your Notes through a broker or other securities intermediary, the intermediary must provide information to the IRS concerning interest, OID and retirement proceeds on your Notes, unless an exemption applies.

  . Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

  . If you are subject to these requirements but do not comply, the intermediary must withhold 31% of all amounts payable to you on the Notes (including principal payments). If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

  . All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

   This section applies to you if you are a "Non-U.S. Holder." A "Non-U.S. Holder" is:

  . an individual that is a nonresident alien;

  . a corporation organized or created under non-U.S. law; or

  . an estate or trust that is not taxable in the U.S. on its worldwide income.

 Withholding Taxes

   Generally, payments of principal and interest on the Notes will not be subject to U.S. withholding taxes.

   However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

  . You provide your name, address, and a signed statement that you are the beneficial owner of the Note and are not a U.S. Holder. This statement is generally made on Form W-8BEN.

  . You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form W-8BEN.

  . You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. This claim is generally made on FormW-8ECI.

   We suggest that you consult your tax advisor about the specific methods for satisfying these requirements. These procedures will change on January 1, 2001. In addition, a claim for exemption will not be valid if the person receiving the applicable form has actual knowledge that the statements on the form are false.

   Even if you comply with these conditions, withholding tax might arise if the amount of interest payable on a Note is based on the earnings or other attributes of BANK ONE . If this exception applies, additional information will be provided in the pricing supplement.

 Sale or Retirement of Notes

   If you sell a Note or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

  . The gain is connected with a trade or business that you conduct in the U.S.

  . You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the Note, and certain other conditions are satisfied.

  . The gain represents accrued interest or OID, in which case the rules for interest would apply.

 U.S. Trade or Business

   If you hold your Note in connection with a trade or business that you are conducting in the U.S.:

  . Any interest on the Note, and any gain from disposing of the Note, generally will be subject to income tax as if you were a U.S. Holder.

  . If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the Note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

 Estate Taxes

   If you are an individual, your Notes will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the Notes were not connected to a trade or business that you were conducting in the U.S.

 Information Reporting and Backup Withholding

   U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. Holders as follows:

  . Principal and interest payments you receive will be automatically exempt from the usual rules if you provide the tax certifications needed to avoid withholding tax on interest, as described above. The exemption does not apply if the recipient of the applicable form knows that the form is false. In addition, interest payments made to you will be reported to the IRS on Form 1042-S.

  . Sale proceeds you receive on a sale of your Notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

 Possible European Union Requirements

   The European Union is considering new procedures that would apply to you if you are a tax resident of a member state and you receive interest on Notes from a paying agent located in another member state. Under these procedures, the paying agent's member state would adopt one of the following rules:

  . the paying agent would be required to withhold tax on interest paid to you on the Notes, unless you follow specified procedures to show that you have reported the interest to the tax authorities in your state of residence; or

  . the interest paid to you would be reported to the tax authorities in your state of residence by the paying agent's member state.

   No decision has been made whether to adopt these requirements. Even if they are adopted, it is not clear what their effective date will be. We advise you to consult your tax advisor about the possible implications of these requirements.


                       SUPPLEMENTAL PLAN OF DISTRIBUTION

   Subject to the terms and conditions of the Distribution Agreement, the Notes are being offered on a continuing basis for sale by BANK ONE through Banc One Capital Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, and Salomon Smith Barney Inc., each of them, an "Agent" and, collectively, the "Agents". Each of the Agents has agreed to use its reasonable efforts to solicit purchasers of the Notes.

   The Notes will be sold to the public at 100% of their principal amount. If BANK ONE sells a Note at a discount or premium over its principal amount, the price to the public will be indicated in the applicable pricing supplement. Unless otherwise agreed, BANK ONE will pay each Agent a commission which, depending on the maturity of the Notes, will range from .125% to .750% of the principal amount of any Note sold through the Agent. BANK ONE will receive from 99.875% to 99.250% of the principal amount of each Note before deducting expenses of approximately $600,000.

   BANK ONE may also sell Notes to an Agent, as principal, at a discount from the principal amount of the Note, and the Agent may later resell the Notes to investors and other purchasers at a fixed public offering price or at varying prices related to prevailing market prices at the time of resale as determined by the Agent. The

Notes may also be sold by BANK ONE directly to investors in those jurisdictions in which it is permitted to do so and to or through such other agents as BANK ONE may designate from time to time. No commission will be payable on Notes sold directly to investors by BANK ONE . The Agents may sell to or through dealers who may resell to investors. The Agents may pay all or part of their discount or commission to these dealers. These dealers may be deemed "underwriters" within the meaning of the Securities Act. After the initial public offering of Notes that are to be issued on a fixed public offering basis, the public offering price, concession and discount may be changed.

   BANK ONE reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders in whole or in part whether placed directly with BANK ONE or through one of the Agents. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes solicited by it, in whole or in part.

   Payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

   No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. Each of the Agents may from time to time purchase and sell Notes in the secondary market but it is not obligated to do so. There can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the Agents may make a market in the Notes, but it is not obligated to do so and may discontinue market-making at any time without notice.

   BANK ONE has agreed to indemnify each of the Agents against, or to make contributions relating to, certain liabilities, including liabilities under the Securities Act. BANK ONE has agreed to reimburse each of the Agents for certain expenses.

   In connection with the offering, the Agents may purchase and sell the Notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by the Agents in connection with the offering. Stabilizing transactions consist of certain kinds of purchases for the purpose of preventing or retarding a decline in the price of the Notes. Short positions created by the Agents involve the sale by the Agents of a greater aggregate principal amount of Notes than they are required to purchase from BANK ONE in the offering. The Agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Agents if the Notes are repurchased by the Agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

   One of the Agents, Banc One Capital Markets, Inc. ("BOCM"), is an affiliate of BANK ONE. The participation of BOCM in the offer and sale of the Notes as described in this prospectus supplement complies and will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding the offer and sale of securities of an affiliate. No NASD member participating in offers and sales of securities will execute a transaction in the Notes in a discretionary account without the prior specific written approval of the member's customer. Any obligation of BOCM is the sole obligation of BOCM, and does not create any obligation on the part of BANK ONE or any other affiliate of BOCM.

   This prospectus supplement and prospectus may be used by BOCM in connection with offers and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale.

   Certain of the Agents and/or their affiliates engage from time to time in various general financing and banking transactions with BANK ONE and its affiliates. The Chase Manhattan Bank, the Trustee under the Indentures, is an affiliate of Chase Securities Inc., one of the Agents.

                                 LEGAL OPINIONS

   The validity of the Notes will be passed upon for BANK ONE by Christine A. Edwards, Esq., Executive Vice President, Chief Legal Officer and Secretary of BANK ONE, and for the Agents by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Cravath, Swaine & Moore has represented and continues to represent BANK ONE from time to time in other matters.

   Christine A. Edwards owns, or has rights to acquire under BANK ONE's employee benefit plans, an aggregate of less than 1% of BANK ONE's common stock.

PROSPECTUS

                                                             [LOGO OF BANK ONE.]

                                $12,000,000,000

                              BANK ONE CORPORATION

                   1 Bank One Plaza, Chicago, Illinois 60670
                                 (312) 732-4000

                       Debt Securities and Debt Warrants
           Currency Warrants, Stock-Index Warrants and Other Warrants
        Preferred Stock, Depositary Shares and Preferred Stock Warrants
                     Common Stock and Common Stock Warrants

   This prospectus contains a general description of the securities which BANK ONE CORPORATION may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read the prospectus and any supplement carefully before you invest.

   The securities will be unsecured obligations of BANK ONE CORPORATION and will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

   The common stock of BANK ONE CORPORATION is listed on the New York Stock Exchange under the trading symbol "ONE".

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.



                 The date of this prospectus is June 28, 2000.

                             ABOUT THIS PROSPECTUS

   This document is called a prospectus. To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus with the attached prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading "Where You Can Find More Information" for information on BANK ONE CORPORATION and its financial statements. BANK ONE has its principal offices at 1 Bank One Plaza, Chicago, Illinois (telephone: 312-732-4000). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

   BANK ONE CORPORATION, a Delaware corporation, which is also referred to as the "Company", "BANK ONE", "us" or "we" filed a registration statement with the Securities and Exchange Commission under a "shelf" registration procedure. Under this procedure, BANK ONE may offer and sell from time to time, in one or more series, up to $12,000,000,000, or the equivalent in one or more foreign currencies, including composite currencies, of any of the following securities:

  . senior or subordinated debt securities,

  . debt warrants,

  . currency warrants,

  . stock-index warrants,

  . other warrants,

  . preferred stock which could be in the form of depositary shares,

  . preferred stock warrants,

  . common stock and

  . common stock warrants.

   The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

   This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

   The prospectus supplement may also contain information about any relevant United States federal income tax considerations relating to the securities covered by the prospectus supplement.

   BANK ONE may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by BANK ONE directly or through dealers or agents designated from time to time, which agents may be affiliates of BANK ONE. If BANK ONE, directly or through agents, solicits offers to purchase the securities, BANK ONE reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any offer.

   The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to BANK ONE.

   Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

   One or more of our subsidiaries may buy and sell any of the securities offered by this prospectus after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in these transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

                      WHERE YOU CAN FIND MORE INFORMATION

   BANK ONE has filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about BANK ONE and BANK ONE's securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

   In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

 Public Reference Room   New York Regional Office   Chicago Regional Office
 450 Fifth Street, N.W.    7 World Trade Center         Citicorp Center
       Room 1024                Suite 1300          500 West Madison Street
 Washington, D.C. 20549  New York, New York 10048          Suite 1400
                                                  Chicago, Illinois 60661-2511

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like BANK ONE, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   You can also inspect reports, proxy statements and other information about BANK ONE at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

   The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a later document that is also incorporated by reference.

   This prospectus incorporates by reference the documents listed below that BANK ONE previously filed with the SEC. They contain important information about us.

        BANK ONE SEC Filings                           Period
        --------------------                           ------
Annual Report on Form 10-K.......... Year ended December 31, 1999
                                     (as amended by a Form 10-K/A dated
                                     April 6, 2000)
Quarterly Reports on Form 10-Q...... Quarter ended:
                                     . March 31, 2000
Current Reports on Form 8-K......... Dated:
                                     . January 11, 2000
                                     . January 18, 2000
                                     . March 20, 2000
                                     . March 27, 2000
                                     . April 18, 2000
                                     . October 2, 1998 (with respect to
                                     the description contained in this document
                                     of BANK ONE's common stock)

   BANK ONE incorporates by reference additional documents that it may file with the SEC between the date of this prospectus and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following addresses:

                                Investor Relations
                               BANK ONE CORPORATION
                                 1 Bank One Plaza
                                Mail Suite IL1-0460
                              Chicago, Illinois 60670
                             Telephone (312) 732-4812

   If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

   You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. BANK ONE has not authorized anyone to provide you with different information. BANK ONE is not making an offer of these securities in any state where it is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any other documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                           FORWARD-LOOKING STATEMENTS

   This prospectus, including information included or incorporated by reference in this prospectus, contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by BANK ONE, in press releases and in oral and written statements made by BANK ONE which are not statements of historical fact may constitute forward-looking statements. Examples of forward-looking statements include, without limitation:

  . projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items;

  . statements of plans and objectives of BANK ONE or its management or its Board of Directors, including those relating to products or services;

  . statements of future economic performance; and

  . statements of assumptions underlying the above statements.

Words such as "believes," "anticipates," "expects," "intends," "estimates," "targeted" and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

   Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. Factors which could cause this difference include, without limitation:

  . local, regional and international conditions may differ from those assumed in the statements;

  . changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board may have an adverse effect on BANK ONE's business;

  . inflation and interest rate, market and monetary fluctuations may have a negative impact on BANK ONE's position;

  . the timely development and acceptance of new products and services and perceived overall value of these products and services by users may be different than anticipated;

  . changes in consumer spending, borrowing and saving habits may make BANK
    ONE's products or services less desirable;

  . technological changes, instituted by BANK ONE and by persons by whom BANK
    ONE's business may be affected, may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

  . acquisitions and integration of acquired businesses may be more difficult or expensive than expected;

  . the ability to increase market share and control expenses may be more difficult than anticipated;

  . competitive pressures among financial services companies may increase significantly;

  . changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) may have an adverse effect on BANK ONE;

  . changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

  . changes in BANK ONE's organization, compensation and benefit plans may have an effect on its expected results;

  . the costs and effects of litigation and of unexpected or adverse outcomes in some litigation may adversely affect BANK ONE's performance;

  . costs or difficulties related to the integration of the business of BANC
    ONE and First Chicago NBD may be greater than expected; and

  . BANK ONE's success at managing the above risks may not be as great as anticipated.

Forward-looking statements speak only as of the date the statements are made. BANK ONE undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, or to reflect the occurrence of unanticipated events.

                              BANK ONE CORPORATION

   BANK ONE CORPORATION is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD with BANC ONE.

   Through its bank subsidiaries, BANK ONE provides domestic retail banking, finance and credit card services; worldwide commercial banking services; and trust and investment management services. BANK ONE operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANK ONE also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

   BANK ONE is a legal entity separate and distinct from its affiliate banks and its nonbank subsidiaries. Accordingly, the right of BANK ONE, and therefore the right of BANK ONE's creditors and shareholders, to participate in any distribution of the assets or earnings of any affiliate or subsidiary is necessarily subject to the prior claims of creditors of that entity except to the extent that claims of BANK ONE in its capacity as a creditor may be recognized. The principal sources of BANK ONE's revenues are dividends, interest on loans and fees from its affiliates and subsidiaries.

   Like its predecessors, BANK ONE continually evaluates its business operations and organizational structures and routinely explores opportunities to (1) acquire financial institutions and other financial services-related businesses and assets, and (2) enter into strategic alliances to expand the scope of its services and its customer base. When consistent with its overall business strategy, BANK ONE also will sell assets or exit certain businesses and markets. In 1999, BANK ONE undertook several initiatives to combine its operations under a single identity. In May, BANK ONE introduced the Bank One name at former First Chicago NBD locations in Michigan and Florida. BANK ONE integrated former First Chicago NBD Indiana branches with Banc One banking centers in June. In September, substantially all Chicago metropolitan-area banking operations were integrated under the Bank One name.

   BANK ONE's executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The ratios of earnings to fixed charges for BANK ONE are listed below for the periods indicated. The ratios are computed on the basis of the total enterprise (as defined by the SEC) by dividing earnings before fixed charges and income taxes by fixed charges. Also listed below are the ratios of earnings to combined fixed charges and preferred stock dividends. These ratios are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

                                        Three Months
                                            Ended
                                          March 31,   Year Ended December 31,
                                        ------------- -------------------------
                                         2000   1999  1999  1998 1997 1996 1995
                                        ------ ------ ----  ---- ---- ---- ----
Earnings to Fixed Charges:
  Excluding interest expense on
   deposits...........................    1.8x   3.0x 2.3x  2.3x 2.4x 2.6x 2.2x
  Including interest expense on
   deposits...........................    1.4x   1.8x 1.6x  1.5x 1.5x 1.6x 1.5x
Earnings to Combined Fixed Charges and
 Preferred Dividends:
  Excluding interest expense on
   deposits...........................    1.8x   3.0x 2.3x  2.3x 2.3x 2.5x 2.1x
  Including interest expense on
   deposits...........................    1.4x   1.8x 1.6x  1.5x 1.5x 1.6x 1.5x

                                USE OF PROCEEDS

   BANK ONE currently intends to use the net proceeds from the sale of any securities for general corporate purposes, which may include the reduction of its short-term indebtedness, investments at the holding company level, investments in or extensions of credit to its affiliates and other banks and companies engaged in other financial service activities, possible acquisitions and any other purpose stated in any prospectus supplement. Pending this use, BANK ONE may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of BANK ONE and its affiliates and the availability of other funds. Except as may be described in any prospectus supplement, specific allocations of the proceeds to these purposes will not have been made at the date of that prospectus supplement. Based upon the historical and anticipated future growth of BANK ONE and the financial needs of its affiliates, BANK ONE anticipates that it will, on a recurrent basis, engage in additional financings of a character and amount to be determined as the need arises.

                               REGULATORY MATTERS

   The following discussion describes certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to BANK ONE. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to BANK ONE or its subsidiaries may have a material effect on the business of BANK ONE.

General

   As a bank holding company, BANK ONE is subject to regulation under the Bank Holding Company Act of 1956, and to inspection, examination and supervision by the Board of Governors of the Federal Reserve System. Under the Bank Holding Company Act, bank holding companies, except those that have become "financial holding companies" as described below, generally may not own or control more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve's prior approval. In addition, bank holding companies, except those that have become "financial holding companies" as described below, generally may engage, directly or indirectly, only in banking and such other activities as are determined by the

Federal Reserve to be closely related to banking. See "--Gramm-Leach-Bliley Act of 1999" below for a description of new banking legislation which will significantly modify and expand the activities which certain types of financial services companies may engage in.

   Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, limit borrowings by BANK ONE and its nonbank subsidiaries from BANK ONE's affiliate banks. These requirements also limit various other transactions between BANK ONE and its nonbank subsidiaries, on the one hand, and BANK ONE's affiliate banks, on the other. For example, Section 23A limits to no more than 10% of its total capital the aggregate outstanding amount of any bank's loans and other "covered transactions" with any particular nonbank affiliate, and limits to no more than 20% of its total capital the aggregate outstanding amount of any bank's covered transactions with all of its nonbank affiliates. Section 23A also generally requires that a bank's loans to its nonbank affiliates be secured, and Section 23B generally requires that a bank's transactions with its nonbank affiliates be on arms' length terms.

   Most of BANK ONE's affiliate banks are national banking associations and, as such, are subject to regulation primarily by the Office of the Comptroller of the Currency ("OCC") and, secondarily, by the Federal Deposit Insurance Corporation ("FDIC") and the Federal Reserve. BANK ONE's state-chartered banks also are subject to regulation by the FDIC and the Federal Reserve and, in addition, by their respective state banking departments. The banks' operations in other countries are subject to various restrictions imposed by the laws of those countries.

Gramm-Leach-Bliley Act of 1999

   The Gramm-Leach-Bliley Act of 1999 (the "GLB Act") eliminates many legal barriers between banks and bank holding companies, on the one hand, and securities firms, insurance companies and other financial services providers, on the other. Among other things, the GLB Act repealed certain Glass-Steagall Act restrictions on affiliations between banks and securities firms, and amended the Bank Holding Company Act to permit bank holding companies that qualify as "financial holding companies" to engage in activities, and acquire companies engaged in activities, that are

  .  financial in nature;

  .  incidental to financial activities; or

  . complementary to financial activities if the Federal Reserve Board determines that they pose no substantial risk to the safety or soundness of depository institutions or the financial system in general.

   The GLB Act treats various lending, insurance underwriting, insurance company portfolio investment, financial advisory, securities underwriting, dealing and market-making, and merchant banking activities as financial in nature for this purpose. The Federal Reserve Board, in consultation with the Secretary of the Treasury, may add to this list. The GLB Act not only permits bank holding companies to acquire securities and insurance firms, but also allows such firms to acquire banks and bank holding companies.

   A bank holding company may become a financial holding company only if

  .  all of its depository institution subsidiaries are well capitalized,

  .  all of its depository institution subsidiaries are well managed, and

  . the bank holding company has filed with the Federal Reserve Board a declaration that the company elects to be a financial holding company.

In addition, a bank holding company generally may not commence any new activity or acquire any additional company as a financial holding company if any of its depository institution subsidiaries has received a rating of less than "satisfactory" in its most recent examination under the Community Reinvestment Act of 1977 ("CRA").

   The GLB Act generally permits national banks to engage through special financial subsidiaries in the financial and other incidental activities authorized for financial holding companies by the act. However, such financial subsidiaries may not engage in insurance or annuity underwriting, insurance company portfolio investments, real estate investment and development or, at least for the first five years after the GLB Act's enactment, merchant banking. Also, the national bank in question and all its depository institution affiliates must be well capitalized, well managed and have satisfactory CRA ratings, and there are limits on such a bank's investments in such subsidiaries. With certain limited exceptions, a national bank's dealings with its financial subsidiaries are subject to Sections 23A and 23B of the Federal Reserve Act. BANK ONE has not yet determined whether or when it may elect to become a financial holding company or to establish a financial subsidiary.

   The GLB Act also imposes new restrictions on financial institutions' transfer and use of nonpublic personal information about their customers. Among other things, it directs the federal banking agencies to develop new regulations for this purpose; gives customers the right to "opt out" of having their nonpublic personal information shared with nonaffiliated third parties; bars financial institutions from disclosing customer account numbers or other such access codes to nonaffiliated third parties for direct marketing purposes; and requires annual disclosure by financial institutions of their policies and procedures for protecting customers' nonpublic personal information.

Liability for Bank Subsidiaries

   The Federal Reserve has a policy that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each subsidiary bank. This support may be required at times when BANK ONE may not have the resources to provide it. In addition, Section 55 of the National Bank Act, permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails within three months to pay this assessment, the OCC can order the sale of the shareholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

   Any depository institution insured by the FDIC can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (1) the default of a commonly controlled FDIC-insured depository institution or (2) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. All of BANK ONE's subsidiary banks are FDIC-insured institutions. Also, in the event that such a default occurred with respect to a bank, any capital loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.

Capital Requirements

   BANK ONE is subject to capital requirements and guidelines imposed by the Federal Reserve. The OCC, the FDIC and the Federal Reserve impose similar requirements and guidelines on BANK ONE's banks within their respective jurisdictions. These capital requirements establish higher capital standards for banks and bank holding companies that assume greater risks. For this purpose, a bank's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories. Each risk category is weighted differently based on the level of credit risk that is attributed to particular assets or commitments. In addition, risk weighted assets are adjusted for low-level recourse and market risk equivalent assets. A bank's or holding company's capital, in turn, is divided into three tiers:

  . core ("Tier 1") capital, which includes common equity, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock and related surplus (excluding auction rate issues), and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets and certain other assets;

  . supplementary ("Tier 2") capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions; and

  . market risk ("Tier 3") capital, which includes qualifying unsecured subordinated debt.

   BANK ONE, like other bank holding companies, currently is required to maintain Tier 1 capital equal to at least 4% of its total risk-weighted assets and total capital (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 8% of its total risk-weighted assets. At March 31, 2000, BANK ONE met both requirements, with Tier 1 capital equal to 7.7% and total capital equal to 10.6% of its total risk-weighted assets.

   The Federal Reserve, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Under the market risk requirements, capital is allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

   The Federal Reserve also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted average assets) of 3%, if the holding company has the highest regulatory rating or has implemented the risk-based capital measures for market risk, or 4% if the holding company does not meet these requirements. At March 31, 2000, BANK ONE's leverage ratio was 7.7%.

   The Federal Reserve may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios including tangible capital positions well above the minimum levels. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other measures of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not, however, imposed any special capital requirement on BANK ONE.

   Each of the BANK ONE bank subsidiaries is subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking agency. Each of the banks was in compliance with the applicable minimum capital requirements as of March 31, 2000.

   Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described below.

   The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions:

  .  well capitalized,

  .  adequately capitalized,

  .  undercapitalized,

  .  significantly undercapitalized, and

  .  critically undercapitalized.

   The act requires the respective federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. The act imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a depository institution to capital raising requirements. An "undercapitalized" depository institution must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the depository institution's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. In the event of the bankruptcy of the parent holding company, the guarantee would take priority over the parent's general unsecured creditors. This act also requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet these standards.

   As of March 31, 2000 each BANK ONE banking subsidiary was "well capitalized," based on the "prompt corrective action" ratios and guidelines described above. It should be noted, however, that a bank's capital category is determined solely for the purpose of applying the OCC's (or the FDIC's) "prompt corrective action" regulations and that the capital category may not constitute an accurate representation of the bank's overall financial condition or prospects.

Dividend Restrictions

   Various federal and state statutory provisions limit the amount of dividends BANK ONE's affiliate banks can pay to BANK ONE without regulatory approval. For example, approval generally is required for any national bank, or any state chartered bank that is a member of the Federal Reserve System, to pay any dividend that would cause the bank's total dividends paid during any calendar year to exceed the sum of the bank's net income for the current year combined with retained net income for the prior two years. Such a bank generally may not pay any dividend in an amount greater than its net profits then on hand without regulatory approval. At January 1, 2000, $2.5 billion of the total stockholders' equity of the affiliate banks was available for payment of dividends to BANK ONE without approval by the applicable regulatory authority.

   In addition, federal bank regulatory authorities have authority to prohibit BANK ONE's affiliate banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute an unsafe or unsound practice. The ability of BANK ONE's affiliate banks to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

Deposit Insurance Assessments

   The domestic deposits of each of BANK ONE's banks are insured up to regulatory limits by the FDIC and, accordingly, are subject to deposit insurance assessments to maintain the Bank Insurance Fund and Savings Association Insurance Fund administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (a) the bank's capitalization and (b) supervisory evaluations provided to the FDIC by the institution's primary federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

   The annual insurance premiums on bank deposits insured by the Bank Insurance Fund and the Savings Association Insurance Fund vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.

   The Deposit Insurance Funds Act of 1996 provides for additional assessments to be imposed on insured depository institutions with respect to deposits insured by the Bank Insurance Fund and the Savings Association Insurance Fund to pay for the cost of Financing Corporation funding. The FDIC's current Financing Corporation or FICO assessment rates are approximately $0.0212 per $100 annually for both Bank Insurance Fund-assessable deposits and Savings Association Insurance Fund-assessable deposits. The FICO assessments do not vary depending upon a depository institution's capitalization or supervisory evaluations.

   BANK ONE's banks held approximately $10.5 billion of Savings Association Insurance Fund-assessable deposits as of March 31, 2000.

Depositor Preference Statute

   Federal law provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution are given a priority over other general unsecured claims against such institution, including federal funds and letters of credit, in the "liquidation or other resolution" of the institution by any receiver.

Brokered Deposits

   Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it (a) is well capitalized, or (b) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well capitalized from
(1) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or (2) offering "pass through" deposit insurance on certain employee benefit plan accounts unless it provides certain notice to affected depositors.

Interstate Banking

   Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal"), subject to certain concentration limits and other requirements, (a) bank holding companies such as BANK ONE are permitted, to acquire banks and bank holding companies located in any state; (b) any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that holding company; and
(c) banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states, and establishing de novo branch offices in other states; provided that, in the case of any purchase or opening of individual branches, the host state has adopted legislation "opting in" to those provisions of Riegle-Neal; and provided that, in the case of a merger with a bank located in another state, the host state has not adopted legislation "opting out" of that provision of Riegle-Neal.
BANK ONE might use Riegle-Neal to acquire banks in additional states and to consolidate its current banks across state lines.

Other

   BANK ONE's nonbank subsidiaries and banking-related business units are subject to regulation by various state and federal regulatory agencies and self-regulatory organizations. Activities subject to such regulation include investment management, investment advisory services, commodities and securities brokerage, insurance services and products, municipal securities dealing and transfer agency services.

                         DESCRIPTION OF DEBT SECURITIES

General

   The debt securities will be unsecured and may be issued in one or more series. The debt securities may be either senior or subordinated in priority of payment.

  . The senior securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and The Chase Manhattan Bank ("Chase"), as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between BANK ONE and Chase, as trustee. We refer to this indenture as the "Senior Indenture" in this prospectus.

  . The subordinated securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and Chase, as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between BANK ONE and Chase, as trustee. We refer to this indenture as the "Subordinated Indenture" in this prospectus.

  . The Senior Indenture and the Subordinated Indenture are collectively referred to as the "Indentures".

  . References to the "Trustee" will mean Chase in its capacity as trustee under the Senior Indenture or the Subordinated Indenture, as applicable.

   The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the applicable Indenture, copies of which are exhibits to the registration statement. Whenever defined terms are used but not defined in this prospectus, the terms will have the meanings given to them in the applicable Indenture.


   The following material describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which these general provisions may apply to the debt securities will be described in the prospectus supplement relating to the debt securities.

   Neither of the Indentures limits the aggregate principal amount of debt securities which may be issued under it. Debt securities of any series may be issued under either Indenture up to the aggregate principal amount authorized from time to time by BANK ONE. Debt Securities may be denominated in any currency or currency unit designated by BANK ONE. Neither the Indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or the other securities which may be issued by BANK ONE or any of its subsidiaries.

   Debt securities of a series may be issuable in registered form without coupons, in bearer form with or without coupons attached or in the form of one or more global securities in registered or bearer form. Bearer securities will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

   You should refer to the applicable prospectus supplement for a description of the following terms, where relevant, of each series of debt securities for which this prospectus is being delivered:
  .  the title of the debt securities;

  . any limit on the aggregate principal amount or aggregate initial public offering price of the debt securities;

  .  the priority of payment of the debt securities;

  . the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the debt securities will be issued;

  . the date or dates on which the principal of the debt securities will be payable;

  . whether the debt securities will bear interest, any rate or rates of interest, which may be fixed or variable, or the method of determining the rate or rates of interest;

  . the date or dates from which any interest on the debt securities will accrue, the date or dates on which any interest will be payable, the date or dates on which payment of any interest will begin and the regular record dates for these interest payment dates;

  . the extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

  . each office or agency where, subject to the terms of the applicable Indenture, the debt securities may be presented for registration of transfer or exchange;

  . the place or places where the principal of, any premium and any interest on the debt securities will be payable;

  . any date or dates after which the debt securities may be redeemed or purchased in whole or in part, at the option of BANK ONE or mandatorily under any sinking, purchase or analogous fund or may be required to be purchased or redeemed at the option of the holder, and the redemption or repayment price or prices;

  . any terms upon which the debt securities may be convertible into or exchanged for securities or indebtedness of any kind of BANK ONE or of any other issuer or obligor and the terms and conditions upon which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

  . the denomination or denominations in which the debt securities are authorized to be issued;

  . the currency, currencies or units based on or related to currencies for which the debt securities may be purchased and the currency, currencies or currency units in which the principal of, any premium and any interest on the debt securities may be payable;

  . any index used to determine the amount of payments of principal of, any premium and any interest on the debt securities;

  . whether any of the debt securities are issuable as bearer securities and/or registered securities, and if issuable as bearer securities, any limitations on issuance of such bearer securities and any provisions regarding the transfer or exchange of the bearer securities including exchange for registered debt securities of the same series;

  . the payment of any additional amounts with respect to the debt securities;

  . whether any of the debt securities will be issued as original issue discount securities;

  .  information with respect to any book-entry procedures;

  . any additional covenants or Events of Default for a particular series of debt securities; and

  . any other terms of the debt securities not inconsistent with the provisions of the applicable Indenture.

   If any of the debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of, any premium or any interest on any series of debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of debt securities and the currencies or currency units will be described in the applicable prospectus supplement. A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court will render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree will be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

   Debt securities may be issued as original issue discount debt securities which bear no interest or interest at a rate which at the time of issuance is below market rates. Original issue discount debt securities will be sold at a substantial discount below the stated principal amount due at their stated maturity. There may not be any periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the Indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the original issue discount security. Federal income tax considerations with respect to original issue discount securities will be described in the applicable prospectus supplement.

Registration and Transfer

   Debt securities normally will be issued only as registered securities. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations relating to bearer securities will be described in the applicable prospectus supplement.

   Debt securities issued as registered securities will not have interest coupons. Debt securities issued as bearer securities will have interest coupons attached, unless issued as zero coupon securities.

   Registered securities, other than a global security, may be presented for transfer, with the form of transfer duly executed, or exchanged for other debt securities of the same series at the office of the note registrar according to the terms of the applicable Indenture. BANK ONE has agreed in each of the Indentures that, with respect to registered securities having The City of New York as a place of payment, BANK ONE will appoint a note registrar or co-note registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but BANK ONE may require payment of any taxes or other governmental charges as described in the applicable Indenture.

   Provisions relating to the exchange of bearer securities for other debt securities of the same series, including, if applicable, registered securities, will be described in the applicable prospectus supplement. In no event, however, will registered securities be exchangeable for bearer securities.

Global securities

   The debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. A global security may not be transferred except as a whole among the depositary, any successor depositary and any of their nominees.

   The specific terms of the depositary arrangement with respect to a series of debt securities and certain limitations and restrictions relating to a series of bearer securities in the form of one or more global securities will be described in the applicable prospectus supplement. BANK ONE anticipates that the following provisions will generally apply to all depositary arrangements.

   Upon the issuance of a global security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The underwriters or agents for the debt securities will designate the appropriate accounts. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

   So long as the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security

  . will not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names,

  . will not receive or be entitled to receive physical delivery of any debt securities of the series in definitive form and

  . will not be considered the owners or holders of the debt security under the applicable Indenture.

   Payments of principal of, any premium and any interest on individual debt securities represented by a global security will be made to the depositary or its nominee as the registered owner of the global security. Neither BANK ONE, the Trustee, any paying agent nor the note registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

   Subject to certain restrictions relating to bearer securities, BANK ONE expects that the depositary for a series of debt securities or its nominee will credit participants' accounts immediately upon receipt of any payment on a permanent global security representing any debt securities in amounts proportionate to their respective beneficial interests in the principal amount of the global security. BANK ONE also expects that payments by participants to owners of beneficial interests in a global security held through these participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Payments will be the responsibility of the participants. Payments of principal, premium or interest on a temporary global security representing bearer securities will be subject to additional restrictions.

   A global security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global security may be registered to, any person other than the depositary or its nominee, only if:

   (1) the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by BANK ONE within 90 days;

   (2) BANK ONE at any time, and in its sole discretion, determines not to have any debt securities of a series represented by one or more global securities; or

   (3) BANK ONE, in its discretion, specifies with respect to the debt securities of a series, that an owner of a beneficial interest in a global security representing debt securities of the series may, on terms acceptable to BANK ONE, the Trustee and the depositary for the global security, receive debt securities of the series in definitive form in exchange for beneficial interests.

   In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by the global security equal in principal amount to the owner's beneficial interest and to have the debt securities registered in its name, if the debt securities of the series are issuable as registered securities. Debt securities of a series issued in definitive form will be issued

  . as registered securities in denominations, unless otherwise specified by BANK ONE, of $1,000 and multiples of $1,000 if the debt securities of the series are issuable as registered securities,

  . as bearer securities in the denomination, unless otherwise specified by BANK ONE, of $5,000 if the debt securities of the series are issuable as bearer securities or

  . as either registered or bearer securities, if the debt securities of the series are issuable in either form.

Certain restrictions may apply, however, on the issuance of a bearer security in definitive form in exchange for an interest in a global security.

Payment and Paying Agents

   Payment of principal of, any premium and any interest on registered securities will be made at the office of the paying agent or paying agents designated by BANK ONE from time to time. In addition, at the option of BANK ONE, payment of any interest may be made

  . by check mailed to the person entitled to payment as that person's address appears in the applicable note register or

  . by wire transfer to an account maintained by the person entitled to payment as specified in the applicable note register.

   Payment of any installment of interest on registered securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the payment.

   Payment of principal of, any premium and any interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of the paying agents outside the United States designated by BANK ONE from time to time. The payment will be made, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States.

   Payment of interest on bearer securities will be made only against surrender of the coupon relating to the interest payment date. No payment on any bearer security will be made at any office or agency of BANK ONE in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Consolidation, Merger or Sale of Assets

   Each Indenture provides that BANK ONE may, without the consent of the holders of any of the debt securities outstanding under the applicable Indenture, consolidate with, merge into or transfer assets substantially as an entirety to any person, provided that

  . any successor assumes BANK ONE's obligations on the applicable debt securities and under the applicable Indenture,

  . after giving effect to the merger, consolidation or transfer, no Event of Default (as defined in the Senior Indenture) in the case of the senior securities, or Default (as defined in the Subordinated Indenture) in the case of the subordinated securities, will have happened and be continuing and

  .  certain other conditions under the applicable Indenture are met.

   Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default or Default which would entitle holders of the debt securities, or the Trustee on their behalf, to take any of the actions described below under "Senior Securities--Events of Default, Waivers, etc." or "Subordinated Securities --Events of Default, Waivers, etc."

Leveraged and Other Transactions

   Each Indenture and the debt securities do not contain provisions which would protect holders of the debt securities in the event of a highly leveraged or other transaction involving BANK ONE which could adversely affect the holders of debt securities.

Modification of the Indenture; Waiver of Covenants

   Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, modifications and alterations of the Indenture may be made which affect the rights of the holders of such debt securities. However, no such modification or alteration may be made without the consent of the holder of each debt security so affected which would, among other things, (1) modify the terms of payment of principal, any premium, or interest on the debt securities or (2) reduce the percentage in principal amount of outstanding debt securities required to modify or alter the Indenture.

Regarding Chase

   Chase is the Trustee under both the Senior Indenture and the Subordinated Indenture. Chase serves as trustee for certain subordinated debt securities issued by BANK ONE under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995. Chase also serves as the institutional or property trustee under declarations of trust for four statutory business trusts formed under the laws of the State of Delaware and sponsored by BANK ONE. In connection with those transactions, Chase also serves as the debt trustee under indentures originally dated as of November 15, 1996 and as of January 1, 1997, with respect to junior subordinated debentures of BANK ONE purchased by such trusts and is the also the guarantee trustee under each of four guarantee agreements dated as of December 3, 1996, December 5, 1996,

January 31, 1997 and September 20, 1999, respectively, from BANK ONE to the applicable trust guaranteeing certain payments to such trust. Chase has a principal corporate trust office at 450 West 33rd Street, New York, New York 10001.

   Chase Manhattan Bank Delaware ("Chase Delaware"), an affiliate of Chase, serves as trustee for subordinated debt securities issued by BANK ONE under an indenture originally dated March 1, 1989. Chase Delaware also serves as the Delaware trustee for the four Delaware business trusts described in the preceding paragraph.

   BANK ONE and its affiliates have normal banking relationships with Chase, Chase Delaware and their affiliates in the ordinary course of business.

                               SENIOR SECURITIES

   The senior securities will be direct, unsecured obligations of BANK ONE and will rank on a parity with all outstanding unsecured senior indebtedness of BANK ONE.

Events of Default, Waivers, Etc.

   An Event of Default with respect to senior securities of any series is defined in the Senior Indenture as

     (1) default in the payment of principal of or any premium on any of the outstanding senior securities of that series when due;

     (2) default in the payment of interest on any of the outstanding senior securities of that series when due and continuance of the default for 30 days;

     (3) default in the performance of any other covenant of BANK ONE in the Senior Indenture with respect to senior securities of the series and continuance of the default for 90 days after written notice;

     (4) certain events of bankruptcy, insolvency or reorganization of BANK ONE; and

     (5) any other event that may be specified in a prospectus supplement with respect to any series of senior securities.

   If an Event of Default with respect to any series of outstanding senior securities occurs and is continuing, either the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the senior securities of such series outstanding may declare the principal amount (or if such senior securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the senior securities of any series outstanding under the Senior Indenture may waive an Event of Default resulting in acceleration of such senior securities, but only if all Events of Default with respect to senior securities of the series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

   If an Event of Default occurs and is continuing, the applicable Trustee may, in its discretion, proceed to protect the rights of the holders of all the senior securities of the affected series. The Trustee must proceed to protect those rights if requested in writing by holders of not less than a majority in aggregate principal amount of the senior securities of any series outstanding under the Senior Indenture and if it is given reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request and subject to certain other conditions described in the Senior Indenture. Prior to acceleration of maturity of the senior securities of any series, the holders of a majority in aggregate principal amount of those senior securities may waive any past default under the Senior Indenture except a default in the payment of principal of, any premium or interest on the securities.

   The Senior Indenture provides that upon the occurrence of an Event of Default specified in clauses (1) or (2) of the first paragraph under "--Events of Defaults, Waivers, etc.", BANK ONE will, upon demand of the applicable Trustee, pay to it, for the benefit of the holder of any affected senior security, the whole amount then due and payable on the senior securities for principal, any premium and interest. The Senior Indenture also provides that if BANK ONE fails to pay this amount promptly upon demand, the Trustee may, among other things, institute a judicial proceeding for the collection of the amount due.

   The Senior Indenture also provides that despite any other provision of the Senior Indenture, the holder of a senior security of any series will have the right to institute suit for the enforcement of any payment of principal of, any premium and interest on the senior security when due. This right may not be impaired without the consent of each holder.

   BANK ONE is required to file annually with the applicable Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the senior securities.

                            SUBORDINATED SECURITIES

   The subordinated securities will be direct, unsecured obligations of BANK ONE and, unless otherwise specified in the prospectus supplement relating to a particular series of subordinated securities, will be subject to the subordination provisions described below.

Subordination

   BANK ONE intends that the subordinated securities be treated as capital for calculation of regulatory capital ratios. The Federal Reserve has issued interpretations of its capital regulations indicating that subordinated debt of bank holding companies issued on or after September 4, 1992 is includable in capital for calculation of regulatory capital ratios only if the subordination of the debt meets certain criteria and if the debt may be accelerated only for bankruptcy, insolvency and similar matters. The Subordinated Indenture contains subordination and acceleration provisions for the subordinated securities which are intended to be consistent with these interpretations. Subordinated debt of BANK ONE, including any of its predecessor corporations, issued after September 4, 1992, which meet the subordination interpretations of the Federal Reserve are referred to in this prospectus supplement as "new subordinated securities". Subordinated securities offered by this prospectus will constitute new subordinated securities.

  . Upon any distribution of assets of BANK ONE due to any dissolution, winding up, liquidation or reorganization of BANK ONE, the payment of the principal of, any premium and interest on the subordinated securities is to be subordinated in right of payment, to the extent provided in the Subordinated Indenture, to the prior payment in full of all senior indebtedness of BANK ONE.

  . In certain events of bankruptcy or insolvency of BANK ONE, the payment of the principal of, any premium and interest on the subordinated securities will, to the extent provided in the Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all general obligations of BANK ONE.

  . Upon any distribution of assets due to any dissolution, winding up, liquidation or reorganization of BANK ONE, the holders of senior indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the subordinated securities will be entitled to receive any payment in respect of the principal of, any premium or interest on the subordinated securities.

  . If after any such payment or distribution of assets to the holders of senior indebtedness there remain any excess proceeds such as cash, property or securities available for payment or distribution to the subordinated securities and if, at such time, any creditors in respect of general obligations have not received payment in full of all amounts due or to become due on or in respect of such general obligations, then these excess proceeds will first be applied to pay or provide for the payment in full of the general obligations before any payment or distribution may be made to the new subordinated securities.

  . No payment may be made of the principal of, any premium or interest on the subordinated securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the subordinated securities, at any time when

   (1) there is a default in the payment of the principal of, any premium or interest on or otherwise in respect of any senior indebtedness or

   (2) any event of default with respect to any senior indebtedness has occurred and is continuing, or would occur as a result of such payment on the subordinated securities or any redemption, retirement, purchase or other acquisition of any of the subordinated securities, permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness.

  . Due to the subordination provisions of the subordinated securities, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, certain creditors of BANK ONE who are not holders of senior indebtedness or of the subordinated securities may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than holders of the subordinated securities.

  . Due to the subordination of payments and distributions on the new subordinated securities to creditors in respect of general obligations, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, holders of subordinated securities issued prior to September 4, 1992 may recover less, ratably, than creditors in respect of general obligations and may recover more, ratably, than the holders of new subordinated securities.

  . Subject to payment in full of all senior indebtedness, the holders of subordinated securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of cash, property or securities of BANK ONE applicable to senior indebtedness. This means that the holders of the subordinated securities will be entitled to the payments of any amounts that a holder of senior indebtedness receives to the extent that the holder of the senior indebtedness receives or has already received full payment of the senior indebtedness.

  . Subject to payment in full of all general obligations, the holders of the new subordinated securities will be subrogated to the rights of the creditors in respect of general obligations to receive payments or distributions of cash, property or securities of BANK ONE applicable to such creditors in respect of general obligations.

   "Senior indebtedness" for purposes of the Subordinated Indenture generally is the principal of, any premium and interest on

  (1) all of BANK ONE's indebtedness for money borrowed, other than subordinated securities and junior subordinated securities, whether outstanding on the date of execution of the Subordinated Indenture or created, assumed or incurred afterward, except indebtedness that is by its terms expressly stated to be not superior in right of payment to the subordinated securities or to rank on a parity with the subordinated securities issued under the Subordinated Indenture; and

  (2) any deferrals, renewals or extensions of any such senior indebtedness.

  The term "indebtedness for money borrowed" includes, without limitation, any obligation of, or any obligation guaranteed by, BANK ONE for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. There is no limitation on the issuance of additional senior indebtedness of BANK ONE.

   The subordinated securities offered by this prospectus rank and will rank on a parity with the currently existing subordinated indebtedness of BANK ONE, subject to the obligations of the holders of subordinated securities (and, generally, holders of other new subordinated securities) to pay over to creditors in respect of general obligations any proceeds remaining after payments and distributions to holders of senior indebtedness. In the event of a distribution of assets of BANK ONE upon any dissolution, winding up, liquidation or reorganization, the holders of the new subordinated securities, including holders of the subordinated securities offered by this prospectus, may receive less, ratably, than holders of subordinated securities issued prior to September 4, 1992.

   The subordinated securities rank and will rank senior to junior subordinated indebtedness of BANK ONE.

   "General obligations" means all obligations of BANK ONE to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than

     (1) obligations on account of senior indebtedness,

     (2) obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the subordinated securities and

     (3) obligations which by their terms are expressly stated not to be superior in right of payment to the subordinated securities or to rank on parity with the subordinated securities.

   In the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve, or other competent regulatory agency or authority, specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that subordinated debt be subordinated to obligations to creditors in addition to those described above, then the term "general obligations" will also include such additional obligations to creditors. For purposes of this definition, "claim" has the meaning assigned in Section 101(4) of the Bankruptcy Code of 1978, as amended to the date of the Subordinated Indenture.

   "Junior subordinated indebtedness", with respect to the subordinated securities, means the principal of, any premium and interest on all of BANK ONE's indebtedness for money borrowed, but excluding trade accounts payable arising in the ordinary course of business, whether outstanding on the date of execution of the Subordinated Indenture or created, assumed or incurred afterward and any deferrals, renewals or extensions of such debt, provided such debt

     (1) is by its terms subordinated to the subordinated securities,

     (2) is between or among BANK ONE and certain affiliated financing entities, including all debt securities and guarantees in respect of those debt securities issued to certain financing entities or a trustee of a financing entity sponsored by BANK ONE,

     (3) is evidenced by securities issued under one of the indentures dated either as of November 15, 1996 or as of January 1, 1997, each between BANK ONE and The Chase Manhattan Bank, as trustee unless such securities are by their terms senior in right of payment to the securities issued previously under those indentures, or

     (4) is a guarantee of BANK ONE on a subordinated basis under certain guarantee agreements dated December 3, 1996, December 5, 1996, January 31, 1997 or September 20, 1999, relating to securities issued by certain financing entities affiliated with BANK ONE.

   The term "indebtedness for money borrowed" as used in the prior paragraph includes, without limitation, any obligation of, or any obligation guaranteed by, BANK ONE for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

   As of March 31, 2000, the aggregate amount of senior indebtedness and general obligations of BANK ONE was approximately $17.8 billion. As of March 31, 2000, $5.4 billion aggregate principal amount of existing subordinated securities of BANK ONE would rank on a parity with the subordinated securities offered by this prospectus.

Limited Rights of Acceleration

   Payment of principal of the subordinated securities may be accelerated only in case of the bankruptcy, insolvency or reorganization of BANK ONE. There is no right of acceleration in the case of a default in the payment of principal of, any premium or interest on the subordinated securities or the performance of any other covenant of BANK ONE in the Subordinated Indenture. Payment of principal of certain subordinated securities issued by BANK ONE prior to September 4, 1992, may also be accelerated in the case of the bankruptcy, insolvency or receivership of Bank One, National Association (Chicago, Illinois), or Bank One, Michigan.

Events of Default, Defaults, Waivers, Etc.

   An Event of Default with respect to subordinated securities of any series is defined in the Subordinated Indenture as certain events involving the bankruptcy, insolvency or reorganization of BANK ONE and any other Event of Default provided with respect to subordinated securities of that series. A "Default" with respect to subordinated securities of any series is defined in the Subordinated Indenture as

     (1) an Event of Default with respect to the series;

     (2) default in the payment of the principal of or any premium on any subordinated security of the series when due;

     (3) default in the payment of interest upon any subordinated security of the series when due and the continuance of the default for a period of 30 days;

     (4) default in the performance of any other covenant or agreement of BANK ONE in the Subordinated Indenture with respect to subordinated securities of the series and continuance of the default for 90 days after written notice; or

     (5) any other Default provided with respect to subordinated securities of the series.

   If an Event of Default with respect to any series of outstanding subordinated securities occurs and is continuing, either the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the subordinated securities of the series may declare the principal amount, or if such subordinated securities are original issue discount securities, the portion of the principal amount specified in the terms of that series, of all subordinated securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the subordinated securities of any series outstanding under the Subordinated Indenture may waive an Event of Default resulting in acceleration of those subordinated securities, but only if all Defaults have been remedied and all payments due, other than those due as a result of acceleration, have been made.

   If a Default occurs and is continuing, the Trustee may in its discretion proceed to protect the rights of the holders of the subordinated securities of an affected series. The Trustee must proceed to protect those rights if requested in writing by holders of not less than a majority in aggregate principal amount of the subordinated securities of any series outstanding under the Subordinated Indenture and if it is given reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with the request and subject to certain other conditions described in the Subordinated Indenture. Prior to acceleration of maturity of the subordinated securities of any outstanding series, the holders of a majority in aggregate principal amount of the subordinated securities may waive any past default under the Subordinated Indenture except a default in the payment of principal of, any premium or interest on the subordinated securities of the series.

   The Subordinated Indenture provides that in the event of a Default specified in clauses (2) or (3) of the definition in payment of principal of, any premium or interest on any subordinated security of any series, BANK ONE will, upon demand of the applicable Trustee, pay to it, for the benefit of the holder of that subordinated security, the whole amount then due and payable on that subordinated security for principal, any premium and interest. The Subordinated Indenture further provides that if BANK ONE fails to pay the amount promptly upon demand, the applicable Trustee may, among other things, institute a judicial proceeding for collection.

   The Subordinated Indenture also provides that despite any other provision of the Subordinated Indenture, the holder of any subordinated security of any series will have the right to institute suit for the enforcement of any payment of principal of, any premium and interest on a subordinated security on the respective stated maturities. This right may not be impaired without the consent of each holder.

   BANK ONE is required to file annually with the applicable Trustee a written statement of officers as to the existence or non-existence of defaults under the subordinated Indenture or the subordinated securities.

                          DESCRIPTION OF DEBT WARRANTS

   BANK ONE may issue warrants for the purchase of debt securities. Debt warrants may be issued independently or together with any securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The debt warrants will be issued under warrant agreements between BANK ONE and a warrant agent named in the applicable prospectus supplement. The debt warrant agent will act solely as an agent of BANK ONE in connection with the debt warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of debt warrants.

   The following summaries of certain provisions of the form of debt warrant agreement and form of any certificate representing the debt warrants, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the debt warrant agreement and the debt warrant certificates, respectively, including the definitions contained in those documents. Any debt warrant agreement or debt warrant certificate will be filed as exhibits to, or incorporated by reference in, the registration statement of which this prospectus forms a part.

   If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants, the debt warrant agreement relating to the debt warrants and, if applicable, the debt warrant certificates, including the following:

  .  the offering price;

  . the currency or currency unit in which the price for the debt warrants may be payable;

  . the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  . the designation and terms of any securities with which the debt warrants are issued and the number of debt warrants issued with each security;

  . if the debt securities purchasable upon exercise of debt warrants are denominated in a currency or currency unit other than U.S. dollars, the denomination of the debt securities and the currency or currency units in which the principal of, any premium and interest on those debt securities will be payable;

  . the date on and after which the debt warrants and the related securities will be separately transferable;

  . the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which, and currency or currency units in which, the principal amount of debt securities may be purchased upon exercise;

  . the date on which the right to exercise the debt warrants will begin and the date on which the right will end;

  . a discussion of any federal income tax, accounting and other special considerations, procedures and limitations;

  . whether the debt warrants will be represented by certificates or issued in book-entry form; and

  . any other terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

                        DESCRIPTION OF CURRENCY WARRANTS

   BANK ONE may issue options, warrants or other rights relating to the exchange of certain currencies which, upon exercise at a permitted time or times in the future, entitle a holder to receive the cash settlement value of two designated currencies. Currency warrants may be issued independently or together with any securities offered by any prospectus supplement and may be attached to or separate from those securities. The currency warrants will be issued under warrant agreements between BANK ONE and a warrant agent named in the applicable prospectus supplement. The currency warrant agent will act solely as an agent of BANK ONE in connection with the currency warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of currency warrants.

   The following summaries of certain provisions of the form of currency warrant agreement and the form of any certificate representing the currency warrants do not purport to be complete and are subject to and are qualified in their entirety by reference to all the provisions of the currency warrant agreement and the currency warrant certificates, respectively, including the definitions contained in those documents. Any currency warrant agreement or currency warrant certificate, will be filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part.

   The currency warrants will not require, or entitle, any holder to sell any foreign currency to BANK ONE. BANK ONE will make only a U.S. dollar cash settlement upon exercise of a currency warrant and will not be obligated to purchase or take delivery of any foreign currency from any holder of a currency warrant.

   The "cash settlement value" of an exercised currency warrant will be an amount stated in U.S. dollars which is the greater of (1) zero and (2) an amount equal to (a) the nominal amount of the currency warrant, minus (b) an amount equal to the nominal amount of the currency warrant times a fraction, the numerator of which is the strike price of the currency warrant and the denominator of which is the spot rate of the currency warrant on the exercise date.

  . The "nominal amount" of a currency warrant refers to the principal amount, expressed in U.S. dollars, of a base currency which is to be compared to another second currency upon exercise of the currency warrant. Generally, the base currency will be U.S. dollars.

  . The "strike price" is the designated rate of exchange of the base currency for the second currency which BANK ONE will specify in the prospectus supplement relating to the currency warrants.

  . The "spot rate" refers to the floating rate of exchange of the base currency for the second currency on any given date, as quoted by a reference bank or banks or other institution at a designated time of day. The applicable prospectus supplement will specify the source of this quotation.

  . The "exercise date" refers to the effective date on which the holder of a currency warrant exercises the currency warrant.

   If currency warrants are offered, the prospectus supplement will describe the terms of the currency warrants, the currency warrant agreement relating to the currency warrants and any currency warrant certificates, including the following:

  .  the aggregate number of currency warrants;

  .  the nominal amount of each currency warrant;

  .  the price of the currency warrants;

  .  the base currency and the second currency;

  .  the strike price for the currency warrants;

  . the reference bank or banks or other institution and time of day to be used to determine the spot rate;

  . the date on which the right to exercise the currency warrants will begin and the date on which the right will end;

  . the minimum or maximum amount of currency warrants which may be exercised at any one time;

  . the place or places at which payment of the cash settlement value is to be made by BANK ONE;

  . whether the currency warrants will be represented by certificates or issued in book-entry form;

  . the method by which the currency warrants are to be exercised;

  . the federal income tax consequences and other special considerations, procedures and limitations applicable to the currency warrants; and

  . any other terms of the currency warrants, including risk factors specifically relating to the base currency or second currency and currency warrants relating to these currencies.

                      DESCRIPTION OF STOCK-INDEX WARRANTS

   BANK ONE may issue options, warrants or other rights which, upon exercise at a permitted time or times in the future, entitle a holder to receive an amount of cash determined by reference to increases and/or decreases in the level of a specified stock index. These stock-index warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from these other securities. The stock-index warrants will be issued under one or more warrant agreements between BANK ONE and a bank or trust company, as stock-index warrant agent, named in the applicable prospectus supplement. The stock-index warrant agent will act solely as an agent of BANK ONE in connection with the stock-index warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of stock-index warrants.

   The following summaries of certain provisions of the form of stock-index warrant agreement and form of any certificate representing the stock-index warrant do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the stock-index warrant agreement and the stock-index warrant certificates, respectively, including the definitions contained in those documents. Any stock-index warrant or stock-index warrant certificate, will be filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part.

   BANK ONE may issue stock-index warrants either in the form of stock-index put warrants or stock-index call warrants.

  . Stock-index put warrants entitle the holders to receive from BANK ONE the stock-index cash settlement value, determined at the time of exercise of the warrant, by reference to the amount, if any, by which the stock-index exercise price exceeds the closing value of the stock-index on the valuation date.

  . Stock-index call warrants entitle the holders to receive from BANK ONE the stock-index cash settlement value, determined at the time of exercise of the warrant, by reference to the amount, if any, by which the closing value of the index on the valuation date exceeds the stock-index exercise price.

   The prospectus supplement for the stock-index warrants will describe the formula to determine the stock-index cash settlement value.

   A stock-index warrant will be settled only in cash and, accordingly, will not require or entitle a holder to sell, deliver, purchase or take delivery of any shares of any underlying stock or any other securities. The holders will not be entitled to any of the rights of the holders of any underlying stock.

   If stock-index warrants are offered, the prospectus supplement will describe the terms of the stock-index warrants, the stock-index warrant agreement relating to the stock-index warrants and any stock-index warrant certificates, including the following:

  . whether the stock-index warrants are stock-index put warrants, stock-index call warrants or both;

  .  the aggregate number of stock-index warrants offered;

  .  the offering price;

  . the stock index for the stock-index warrants, which may be based on one or more U.S. or foreign stocks or a combination and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on one or more underlying stock or stocks selected by BANK ONE solely in connection with the issuance of the stock-index warrants, and certain information regarding such stock index and the underlying stock or stocks;

  . the date on which the right to exercise the stock-index warrants begins and the date on which the right ends;

  .  the procedures and conditions relating to exercise;

  . any circumstances which will cause the stock-index warrants to be deemed to be automatically exercised;

  . any minimum number of stock-index warrants to be exercised at any one time other than upon automatic exercise and any other restrictions on exercise;

  . any maximum number of the stock-index warrants that may, subject to BANK ONE's election, be exercised by all owners (or by any person or entity) on any day;

  . the method of providing for a substitute index or otherwise determining the amount payable in connection with the exercise of the stock-index warrants if the stock index changes or ceases to be made available by its publisher;

  . any national securities exchange on which the stock-index warrants will be listed;

  . whether the stock-index warrants will be issued in certificated or book-entry form;

  . the place or places at which payment of the stock-index cash settlement value is to be made by BANK ONE;

  .  information with respect to any book-entry procedures;

  .  the plan of distribution of the stock-index warrants;

  .  the identity of the stock-index warrant agent;

  . any provisions permitting a holder of a stock-index warrant to condition a stock-index exercise notice on the absence of certain specified changes in the index value after the stock-index warrant exercise date; and

  . any other terms of the stock-index warrants, including risk factors specifically relating to fluctuations in the applicable stock index and possible illiquidity in the secondary market.

   Prospective purchasers of stock-index warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to stock-index warrants. The prospectus supplement relating to any issue of stock-index warrants will describe those considerations.

                         DESCRIPTION OF OTHER WARRANTS

   BANK ONE may issue other options, warrants or rights, if permitted under applicable law, to buy or sell any of the following exercise items:

  .  debt securities of, or guaranteed by, the United States,


  .  a commodity or a unit of a commodity index, or

  . some other item or unit of an index, other than indices covered by stock-index warrants.

   Owners of these warrants will be entitled to receive from BANK ONE the cash settlement value in U.S. dollars of the right to buy or sell the applicable exercise items. An owner of these warrants will receive a cash payment upon exercise only if the warrants have a warrant cash settlement value in excess of zero at that time.

   These warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from such other securities. The warrants are to be issued under one or more warrant agreements between BANK ONE and a bank or trust company as warrant agent named in the applicable prospectus supplement. The warrant agent will act solely as an agent of BANK ONE in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of the warrants.

   The following summaries of certain provisions of the form of warrant agreement and form of any certificate representing the warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates, respectively, including the definitions contained in these documents. Any warrant agreement or warrant certificate will be filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part.

   Unless otherwise indicated in the prospectus supplement, a warrant will be settled only in cash, in U.S. dollars, and accordingly, will not require or entitle an owner to sell, deliver, purchase or take delivery of any exercise items.

   If these warrants are offered, the applicable prospectus supplement will describe the terms of these warrants, including, where applicable, the following:

  .  the title and aggregate number of the warrants;

  .  the offering price;

  .  the exercise items that the warrants represent the right to buy or sell;

  .  the procedures and conditions relating to exercise;

  . the date on which the right to exercise the warrants will begin and the date the right will end;

  .  the method of determining the warrant cash settlement value;

  .  whether the warrants will be issued in certificated or book-entry form;

  .  whether the warrants will be listed on a national securities exchange;

  .  information with respect to any book-entry procedures;

  .  the identity of the warrant agent; and

  . any other terms of the warrants, including risk factors relating to significant fluctuations in the market for the applicable exercise item, the potential illiquidity of the secondary market and the risk that the warrants may expire worthless.

   Prospective purchasers of these warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to these warrants. The prospectus supplement relating to any issue of these warrants will describe these considerations.

                         DESCRIPTION OF PREFERRED STOCK

   The following description of the terms of the preferred stock describes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of any series of preferred stock offered by any prospectus supplement will be specified in the applicable prospectus supplement. The terms of any series of preferred stock may differ from the terms described below. The following description of the terms of the preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. This certificate of designation will be filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part.

General

   Under BANK ONE's Restated Certificate of Incorporation, the Board of Directors of BANK ONE has the authority, without further stockholder action, to issue from time to time a maximum of 50,000,000 shares of preferred stock, $0.01 par value, in one or more series. These shares may be issued for such consideration as may be fixed from time to time by the Board of Directors of BANK ONE. The Board of Directors is also authorized to set the following terms of a series of preferred stock before issuance:

  .  the designation of the series;

  .  the number of shares to comprise the series;

  . the dividend rate or rates payable with respect to the shares of the series;

  . any redemption price or prices and the terms and conditions of the redemption;

  . any voting rights;

  . any sinking fund provisions for the redemption or purchase of the shares of the series;

  .  any terms and conditions upon which the shares are convertible; and

  . any other relative rights, preferences and limitations pertaining to such series.

   As of March 31, 2000, BANK ONE had issued and outstanding 1,191,000 shares of Preferred Stock with Cumulative and Adjustable Dividends, Series B ($100 stated value) and 713,800 shares of Preferred Stock with Cumulative and Adjustable Dividends, Series C ($100 stated value).

   BANK ONE may, at its option, elect to offer depositary shares each representing a fraction of a share of a particular series of preferred stock instead of offering full shares of a series of preferred stock.

   Under interpretations adopted by the Federal Reserve, if the holders of preferred stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described under "Voting Rights" below, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a "controlling influence" over BANK ONE, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, at the time a series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of the series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of the series.

   The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described below. Reference is made to the applicable prospectus supplement relating to the particular series of preferred stock for specific terms, including:

  . the designation, stated value and liquidation preference of the preferred stock and the number of shares offered;

  .  the initial public offering price at which the shares will be issued;

  . the dividend rate or rates, or method of calculation, the dividend periods, the date on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

  .  any redemption or sinking fund provisions;

  .  any conversion provisions;

  . whether BANK ONE has elected to offer depositary shares as described below under "Description of Depositary Shares"; and

  . any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

   The preferred stock will, when issued, be fully paid and nonassessable. The shares of each series of preferred stock will rank on a parity in all respects with BANK ONE's existing preferred stock, described below, and any other series of preferred stock of BANK ONE which is outstanding at the time. The preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by BANK ONE. First Chicago Trust Division of EquiServe Limited Partnership, or an affiliate, will be the transfer agent and registrar for the preferred stock.

   Because BANK ONE is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the assets of any BANK ONE subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent BANK ONE may itself be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

Dividends

   As described in the applicable prospectus supplement, the holders of the preferred stock will be entitled to receive dividends on such preferred stock when and if declared by the Board of Directors of BANK ONE. These dividends will be paid only out of funds legally available for such payment. The dividends will be payable at such rates and on such dates as described in the applicable prospectus supplement. The dividend rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement.

   Dividends will be payable to the holders of record as they appear on the stock books of BANK ONE, or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares", on the record dates fixed by the Board of Directors of BANK ONE. Dividends may be paid in the form of cash, preferred stock, of the same or a different series, or common stock of BANK ONE, in each case as specified in the applicable prospectus supplement.

   Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the Board of Directors of BANK ONE fails to declare a dividend payable on a dividend payment date on any preferred stock for which dividends are noncumulative, then the holders of that preferred stock will have no right to receive a dividend in respect of the dividend period relating to that dividend payment date. In such case, BANK ONE will have no obligation to pay the dividend accrued for that period, whether or not dividends on the preferred stock are declared or paid on any future dividend payment dates.

   BANK ONE will not declare or pay or set apart for payment any dividends on any series of its preferred shares ranking, as to dividends, on a parity with or junior to the outstanding preferred stock of any other series unless:

  . if the other outstanding series of preferred stock is cumulative, full cumulative dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment set apart for payment on that series of preferred stock for all dividend periods terminating on or prior to the date of payment of any dividends on the series of preferred shares, or

  . if the other series of preferred stock is noncumulative preferred stock, full dividends for the then-current dividend period on such preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment set apart for payment.

   When dividends are not paid in full upon preferred stock of any series and any other shares of preferred stock of BANK ONE ranking on a parity as to dividends with such preferred stock, all dividends declared upon the preferred stock and any other preferred shares ranking on a parity will be declared pro rata so that the amount of dividends declared per share on the preferred stock and the other shares will in all cases bear to each other the same ratio that the accrued dividends per share on the preferred stock (which will not, if such preferred stock is noncumulative, include any accumulation for unpaid dividends for prior dividend periods) and the other preferred shares bear to each other.

   Except as described in the preceding paragraph, unless full dividends on the outstanding cumulative preferred stock of any series have been paid for all past dividend periods and full dividends for the then-current dividend period on the outstanding noncumulative preferred stock of any series have been declared and paid or declared and a sum sufficient for the payment set apart for payment:

  . no dividends (other than in common stock of BANK ONE or other shares of BANK ONE ranking junior to the preferred stock as to dividends and upon liquidation) will be declared or paid or set aside for payment nor any other distribution will be made on the common stock of BANK ONE or on any other shares of BANK ONE ranking junior to or on a parity with the preferred stock as to dividends or upon liquidation, and

  . no common stock or any other shares of BANK ONE ranking junior to or on a parity with the preferred stock as to dividends or upon liquidation will be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any such shares) by BANK ONE or any subsidiary of BANK ONE except by conversion into or exchange for shares of BANK ONE ranking junior to such preferred stock as to dividends and upon liquidation.

Redemption

   A series of the preferred stock may be redeemable, in whole or in part, at the option of BANK ONE. A series of preferred stock also may be subject to mandatory redemption pursuant to a sinking fund or otherwise. If a series of preferred stock is subject to either an optional or mandatory redemption, the terms, the times for redemption and the redemption prices will be specified in the applicable prospectus supplement. Preferred stock redeemed by BANK ONE will be restored to the status of authorized but unissued preferred shares.

   The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares that will be redeemed by BANK ONE in each year, the timing of redemption and the redemption price per share. Generally, the redemption payment will include an amount equal to all accrued and unpaid dividends on the preferred stock (which will not, if such preferred stock is noncumulative, include any accumulation for unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property as specified in the applicable prospectus supplement.

   The redemption price for preferred stock of any series may be payable only from the net proceeds of an issuance of capital stock of BANK ONE. The terms of this type of preferred stock may provide that if no capital stock is issued or the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price, then the preferred stock will automatically and mandatorily be converted into shares of the applicable capital stock of BANK ONE. Any conversion provisions will be specified in the applicable prospectus supplement.

   If fewer than all the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined in a manner determined by the Board of Directors of BANK ONE. Shares will be redeemed pro rata from the holders of record in proportion to the number of shares held by the holders (with adjustments to avoid redemption of fractional shares) or by lot or by any other method determined by the Board of Directors of BANK ONE.

   If any dividends, including any accumulation on cumulative preferred stock, of any series are in arrears, no preferred stock of that series will be redeemed unless all outstanding preferred stock of the series is simultaneously redeemed. Additionally, BANK ONE will not purchase or otherwise acquire any preferred stock of the series. The foregoing, however, will not prevent the purchase or acquisition of preferred stock of the series pursuant to a purchase or exchange offer, provided the offer is made on the same terms to all holders of the preferred stock of that series.

   Notice of redemption will be given to each record holder of preferred stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice will be mailed to the respective addresses of the holders appearing on the stock books of BANK ONE. Each notice will state:

   (1) the redemption date;

   (2) the number of shares and series of the preferred stock to be redeemed;

   (3) the redemption price;

   (4) the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

   (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

   (6) the date upon which the any conversion rights as to such shares will terminate.

   If fewer than all the shares of preferred stock of any series held by any holder are to be redeemed, the notice mailed to the holder will also specify the number of shares of preferred stock to be redeemed from the holder.

   If notice of redemption of any shares of preferred stock has been given and BANK ONE provides money for the payment of the redemption price of the shares, from and after the redemption date, dividends on the shares will cease to accrue and the shares will no longer be deemed to be outstanding. In addition, all rights of the holders as shareholders of BANK ONE, except the right to receive the redemption price, will cease at such redemption date. Upon proper surrender of the preferred stock certificates in accordance with the redemption notices, the redemption price described above and in the applicable prospectus supplement will be paid out of the funds provided by BANK ONE. If fewer than all the shares represented by any certificate are redeemed, a new certificate will be issued representing the unredeemed shares without cost to the holder.

Conversion Rights

   The prospectus supplement relating to a series of the preferred stock that is convertible will state the terms on which shares of the series are convertible into BANK ONE's common stock or another series of preferred stock.

Rights Upon Liquidation

   In the event of any voluntary or involuntary liquidation, dissolution or winding up of BANK ONE, the holders of preferred stock will be entitled to receive liquidating distributions in the amount of the liquidation preference of the preferred stock plus accrued and unpaid dividends out of the assets of BANK ONE available for distribution to shareholders. This liquidating distribution will be made before any distribution of assets is made to holders of common stock or any other class or series of shares ranking junior to the preferred stock upon liquidation. If the preferred stock is noncumulative preferred stock, the liquidating distribution will not include any accumulation for unpaid dividends for prior dividend periods.

   If, upon any voluntary or involuntary liquidation, dissolution or winding up of BANK ONE, the amounts payable with respect to preferred stock of any series and any other shares of BANK ONE ranking as to any distribution on a parity with the preferred stock are not paid in full, the holders of the preferred stock and of the other shares will share ratably in any distribution of assets of BANK ONE in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred stock of any series will not be entitled to any further participation in any distribution of assets by BANK ONE.

Voting Rights

   Except as indicated below or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. In the event BANK ONE issues full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of the series of the preferred stock are entitled to vote. However, as more fully described under "Description of Depositary Shares" below, if BANK ONE elects to issue depositary shares representing a fraction of a share of a series of preferred stock, each depositary share will, in effect, be entitled to a fraction of a vote, rather than a full vote, per depositary share. Since each full share of any series of preferred stock of BANK ONE will be entitled to one vote, the voting power of a series, on matters on which holders of that series and holders of other series of preferred stock are entitled to vote as a single class, will depend on the number of shares in the series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of preferred stock.

   If the equivalent of six quarterly dividends payable on any series of preferred stock are in default, the number of directors of BANK ONE will be increased by two. The holders of all outstanding series of preferred stock, voting as a single class without regard to series, will be entitled to elect the additional two directors until all dividends in default have been paid or declared and set apart for payment.

   The affirmative vote or consent of the holders of at least 66 2/3 percent of the outstanding shares of preferred stock of any series, voting as a class, will be required for any amendment to BANK ONE's Restated Certificate of Incorporation, or any supplemental certificate, that will adversely affect the powers, preferences, privileges or rights of the preferred stock of the series.

   The affirmative vote or consent of the holders of at least 66 2/3 percent of the outstanding shares of preferred stock of any series and any other series of preferred shares of BANK ONE ranking on a parity with the preferred stock of the series as to dividends or upon liquidation, voting as a single class without regard to series, will be required to authorize, effect or validate:

     (1) the creation, authorization or issue of any shares of any class of stock of BANK ONE ranking prior to the preferred stock of the series as to dividends or upon liquidation, or

     (2) the reclassification of any authorized stock of BANK ONE into any prior shares, or

     (3) the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any prior shares.

   Subject to the affirmative vote or consent of the holders of the outstanding shares of preferred stock of any series, BANK ONE may, by resolution of its Board of Directors or as otherwise permitted by law, from time to time alter or change the preferences, rights or powers of the preferred stock of the series. The holders of the preferred stock of a series will not be entitled to participate in any vote if, at or prior to the time when any alteration or change is to take effect, provision is made for the redemption of all the outstanding preferred stock of the series. Nothing in this section requires a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series, including additional preferred stock of any series that rank junior to, or on a parity with, the preferred stock of a series as to dividends and liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other obligations of BANK ONE.

                        DESCRIPTION OF DEPOSITARY SHARES

General

   BANK ONE may, at its option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If this option is exercised, BANK ONE will issue receipts for depositary shares, each of which will represent a fraction of a share of the series of preferred stock as described in the applicable prospectus supplement.

   The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between BANK ONE and a bank or trust company selected by BANK ONE. This bank or trust company will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

   The depositary shares will be represented by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to, or incorporated by reference in, the registration statement of which this prospectus is a part. The following summary is qualified in its entirety by reference to these exhibits.

   Unless the related depositary shares have previously been called for redemption, upon surrender of depositary receipts at the principal office of the preferred stock depositary, the owner of the depositary shares represented by the receipts is entitled to the number of whole shares of preferred stock and any money or other property represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder entitle the holder to the delivery of any fraction of a share of preferred stock, the preferred stock depositary will deliver to the holder the whole shares of preferred stock which the holder is entitled to and a new depositary receipt representing the fractional share holding. After withdrawing shares of preferred stock, holders will not be entitled to deposit shares under the deposit agreement or to receive depositary shares for their shares of preferred stock. BANK ONE does not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

   The preferred stock depositary will distribute all cash dividends or other cash distributions received on the preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of depositary shares owned by such holders. The preferred stock depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be added to and treated as part of the next sum received by the preferred stock depositary for distribution to record holders of depositary shares.

   In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary shares entitled to such distribution, unless the preferred stock depositary determines that it is not feasible to distribute the property. If the depositary determines that distribution is not feasible, the preferred stock depositary may, with the approval of BANK ONE, sell the property and distribute the net proceeds from the sale to holders.

Redemption of Depositary Shares

   If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption of the series of preferred stock held by the depositary. The preferred stock depositary will mail notice of redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed. The notice will be mailed to the holders' addresses appearing in the preferred stock depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on the series of preferred stock. Whenever BANK ONE redeems shares of preferred stock held by the preferred stock depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the preferred stock depositary.

   After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. On the redemption date, all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of depositary shares were entitled upon redemption upon surrender to the preferred stock depositary of the depositary receipts representing the depositary shares.

Voting the preferred stock

   Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will endeavor, if practicable, to vote the amount of the preferred stock represented by depositary shares in accordance with the instructions it receives. BANK ONE will agree to take all action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Taxation

   Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the series of preferred stock represented by these depositary shares. Accordingly, owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the series of preferred stock. In addition,

  . no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement,

  . the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged and

  . the holding period for shares of the preferred stock in the hands of an exchanging owner of depositary shares who held depositary shares as a capital asset at the time of the exchange for preferred stock will include the period during which the person owned the depositary shares.

Amendment and Termination of the Deposit Agreement

   The form of depositary receipt representing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between BANK ONE and the preferred stock depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by BANK ONE or the preferred stock depositary only if (1) all outstanding depositary shares have been redeemed, or
(2) there has been a final distribution on the preferred stock in connection with any liquidation, dissolution or winding up of BANK ONE and the distribution has been distributed to the holders of depositary receipts.

Charges of Preferred Stock Depositary

   BANK ONE will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. BANK ONE will pay charges of the preferred stock depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

   The preferred stock depositary will forward to the holders of depositary shares all reports and communications from BANK ONE which are delivered to the preferred stock depositary and which BANK ONE is required to furnish to the holders of the preferred stock.

   Neither the preferred stock depositary nor BANK ONE will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of BANK ONE and the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement. They will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Preferred Stock Depositary

   The preferred stock depositary may resign at any time by delivering to BANK ONE notice of its election to do so. In addition, BANK ONE may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and the acceptance of the successor depositary of its appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                    DESCRIPTION OF EXISTING PREFERRED STOCK

   The outstanding Series B preferred stock and Series C preferred stock of BANK ONE were issued as of October 2, 1998, as part of the merger of BANC ONE and First Chicago NBD in exchange for two similar series of preferred stock of First Chicago NBD then outstanding. The two series of preferred stock were originally issued by a predecessor corporation of First Chicago NBD in February 1983, and February 1984, respectively. The dividend rate on each series is adjusted quarterly, based on a formula that considers the interest rates for selected short- and long-term U.S. Treasury securities at the time the rate is set. The existing preferred stock ranks prior to BANK ONE's common stock, both as to dividends and upon liquidation, but has no general voting rights, except as described under "Description of Preferred Stock -- Voting Rights". Each series of the preferred stock ranks on a parity with the other series of preferred stock with respect to dividends and liquidation rights.

   The Series B preferred stock is subject to a minimum annual dividend rate of 6 percent and maximum annual dividend rate of 12.00 percent. The annualized dividend rate for the quarterly period ended May 31, 2000, is 6.00 percent. Shares of this series are redeemable, at the option of BANK ONE, at their stated value of $100 per share plus accrued and unpaid dividends. Shares of this series are not convertible into other securities of BANK ONE.

   The Series C preferred stock is subject to a minimum annual dividend rate of
6.50 percent and maximum annual dividend rate of 12.50 percent. The annualized dividend rate for the quarterly period ended May 31, 2000, is 6.50 percent. Shares of this series are redeemable, at the option of BANK ONE, at their stated value of $100 per share plus accrued and unpaid dividends. Shares of this series are not convertible into other securities of BANK ONE.

   The shares of the outstanding existing preferred stock are listed on the New York Stock Exchange. First Chicago Trust Division of EquiServe Limited Partnership, or an affiliate, serves as transfer agent, registrar and dividend disbursing agent for shares of the existing preferred stock.

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

                    DESCRIPTION OF PREFERRED STOCK WARRANTS

   BANK ONE may issue warrants for the purchase of preferred stock. Preferred stock warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from such other securities. Each series of preferred stock warrants will be issued under one or more warrant agreements between BANK ONE and a bank or trust company, as preferred stock warrant agent, named in the applicable prospectus supplement. The preferred stock warrant agent will act solely as an agent of BANK ONE in connection with the preferred stock warrants and will not assume any obligation or relationship of agency or trust for or with any holders of preferred stock warrant certificates or beneficial owners of preferred stock warrants.

   The following summaries of certain provisions of the form of preferred stock warrant agreement and form of any certificate representing the preferred stock warrants do not purport to be complete and are subject to and are qualified in their entirety by reference to all the provisions of the preferred stock warrant agreement and the preferred stock warrant certificates. Any preferred stock warrant agreement and certificate will be filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part.

   If preferred stock warrants are offered, the applicable prospectus supplement will describe the terms of the preferred stock warrants, the preferred stock warrant agreement and any preferred stock warrant certificates, including the following, where applicable:

  .  the offering price;

  . the designation, aggregate number and terms of the series of preferred stock purchasable upon exercise of the preferred stock warrants and minimum number of preferred stock warrants that are exercisable;

  . the designation and terms of any securities with which the preferred stock warrants are being offered and the number of preferred stock warrants being offered with each security;

  . any date on and after which preferred stock warrants and the related securities will be transferable separately;

  . the number and stated values of the series of preferred stock purchasable upon exercise of each preferred stock warrant and the price at which the number of shares of preferred stock of the series may be purchased upon exercise;

  . the date on which the right to exercise the preferred stock warrant will begin and the date on which the right will end;

  . whether the preferred stock warrants represented by the preferred stock warrant certificates will be issued in registered or bearer form;

  .  information with respect to any book-entry procedures; and

  . any other terms of the preferred stock warrants for the purchase of shares of preferred stock.

   Preferred stock warrant certificates may be exchanged for new preferred stock warrant certificates of different denominations. If in registered form, they may also be presented for registration of transfer and may be exercised at the corporate trust office of the preferred stock warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any preferred stock warrant, a holder will have no rights of a holder of shares of the preferred stock purchasable upon exercise, including the right to receive payment of any dividends on the underlying preferred stock or the right to vote the underlying preferred stock.

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

   Prospective purchasers of preferred stock warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to preferred stock warrants. The prospectus supplement relating to any issue of preferred stock warrants will describe these considerations.

                      DESCRIPTION OF COMMON STOCK WARRANTS

   BANK ONE may issue warrants for the purchase of common stock. Common stock warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of common stock warrants will be issued under one or more warrant agreements between BANK ONE and a bank or trust company, as common stock warrant agent, named in the applicable prospectus supplement. The common stock warrant agent will act solely as an agent of BANK ONE in connection with the common stock warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common stock warrant.

   The following summaries of certain provisions of the form of common stock warrant agreement and any certificate representing common stock warrants do not purport to be complete and are subject to and are qualified in their entirety by reference to all the provisions of the common stock warrant agreement and the common stock warrant certificate. Any common stock warrant agreement and certificate will be filed as an exhibit to, or incorporated by reference in the registration statement which this prospectus forms a part of.

   If common stock warrants are offered, the related prospectus supplement will describe the terms of the common stock warrants, the common stock warrant agreement and, any common stock warrant certificates, including the following, where applicable:

  .  the offering price;

  . the aggregate number of shares of common stock purchasable upon exercise of the common stock warrants and minimum number of common stock warrants that are exercisable;

  . the designation and terms of any securities offered with the common stock warrants and the number of common stock warrants being offered with each security;

  . any date on and after which the common stock warrants and the related securities will be transferable separately;

  . the number of shares of common stock purchasable upon exercise of each common stock warrant and the price at which the number of shares of common stock may be purchased upon the exercise;

  . the date on which the right to exercise the common stock warrants will begin and the date on which the right will end;

  . whether the common stock warrants represented by the common stock warrant certificates will be issued in registered or bearer form;

  .  information with respect to any book-entry procedures; and

  . any other terms of the common stock warrants for the purchase of shares of common stock.

   Common stock warrant certificates may be exchanged for new common stock warrant certificates of different denominations. If in registered form, they may also be presented for registration of transfer and may be exercised at the corporate trust office of the common stock warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any common stock warrant, a holder will have no rights of a holder of shares of the common stock purchasable upon exercise, including the right to receive payments of any dividends on the common stock purchasable upon exercise or to exercise any applicable right to vote.

   Prospective purchasers of common stock warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to common stock warrants. The prospectus supplement relating to any issue of common stock warrants will describe these considerations.

                          DESCRIPTION OF COMMON STOCK

General

   BANK ONE is authorized to issue 2,500,000,000 shares of common stock, $0.01 par value per share. As of March 31, 2000, there were outstanding 1,152,289,000 shares of BANK ONE's common stock.

   Holders of BANK ONE's common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any funds legally available. So long as any shares of BANK ONE's preferred stock are outstanding, however, no dividends, other than dividends payable in common stock, or other distributions, including redemptions and purchases, may be made with respect to the common stock unless full cumulative dividends on BANK ONE's preferred stock have been made. Holders of BANK ONE's common stock are entitled upon the liquidation or winding up of BANK ONE, after claims of creditors and preferences of BANK ONE's preferred stock, to receive pro rata the net assets of BANK ONE.

   The holders of the common stock are entitled to one vote for each share held and are vested with all of the voting power, except as the Board of Directors of BANK ONE has provided with respect to the outstanding shares of BANK ONE's existing preferred stock or may provide, in the future, with respect to any other series of preferred stock which it may authorize after the date of this prospectus. Generally, holders of BANK ONE's Series B preferred stock and Series C preferred stock have no voting rights.

   The shares of common stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. The holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of BANK ONE at that meeting.

   BANK ONE's Restated Certificate of Incorporation includes specific provisions with respect to mergers and other business combinations. In general, these provisions require that, in the case of a proposed merger or other business combination involving BANK ONE and an "interested stockholder" (as defined in the Restated Certificate of Incorporation), the holders of at least a majority of the voting power of all shares of voting stock held by persons who are not interested stockholders or persons affiliated with interested stockholders must approve this transaction, unless the business combination has been approved by a majority of directors not affiliated with the interested stockholder or unless certain conditions regarding minimum price and procedural protections are met with respect to each class of BANK ONE's then outstanding voting stock. The provisions of the Restated Certificate of Incorporation also require that the Board of Directors will not approve a proposal for a business combination or a tender offer until the Board of Directors has evaluated the proposal in light of its effect on the stockholders and employees of BANK ONE and the communities served by BANK ONE. These provisions of the Restated Certificate of Incorporation could be used to make a change in control of BANK ONE more difficult.

   The issued and outstanding shares of BANK ONE's common stock are fully paid and nonassessable. The holders of BANK ONE's common stock do not have any preemptive rights to subscribe for additional shares of capital stock of BANK ONE. The holders of common stock have no conversion rights. The common stock is not subject to redemption by either BANK ONE or a stockholder. There is no restriction on the purchase by BANK ONE of shares of common stock except for certain regulatory limits.

   BANK ONE's common stock is listed on the New York and Chicago Stock Exchanges. First Chicago Trust Division of EquiServe Limited Partnership, or an affiliate, is the transfer agent, registrar and dividend disbursing agent for the common stock.

                              PLAN OF DISTRIBUTION

   The securities may be offered and sold from time to time in one or more transactions:

  .at a fixed price or prices, which may be changed from time to time,

  .at market prices prevailing at the time of sale,

  .at prices related to prevailing market prices or

  . at negotiated prices.

   Each prospectus supplement will describe the method of distribution of the securities offered by it.

   BANK ONE may sell securities

  .directly,

  .through agents designated from time to time,

  .through underwriting syndicates led by one or more managing underwriters or

  .through one or more underwriters acting alone.

   Each prospectus supplement will describe the terms of the securities, including the name or names of any underwriters or agents, the public offering or purchase price and the net proceeds to BANK ONE, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, any commissions allowed or paid to agents, and any securities exchange or exchanges on which such securities will be listed. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

   Securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. The underwriter or underwriters for each underwritten offering of securities will be named in the applicable prospectus supplement. If an underwriting syndicate is used, the managing underwriter or underwriters will be listed on the cover page of the prospectus supplement. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain prior conditions and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Any initial public offering price and any discounts or concession allowed or reallowed or paid to dealers may be changed from time to time.

   Securities may be offered and sold by BANK ONE through agents designated by BANK ONE from time to time. Any agent involved in the offer and sale of any securities will be named, and any commissions payable by BANK ONE to an agent will be described, in the applicable prospectus supplement. Any agent will be acting on a reasonable efforts basis for the period of its appointment.

   Offers to purchase securities may be solicited directly by BANK ONE and sales may be made by BANK ONE directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of these sales will be described in the applicable prospectus supplement. BANK ONE may also issue contracts which require the counterparty to purchase securities. These contracts would be issued with securities in amounts, at prices and on terms described in a prospectus supplement.

   The anticipated place and time of delivery of securities will be described in the applicable prospectus supplement.

   If indicated in the applicable prospectus supplement, BANK ONE will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from BANK ONE under delayed delivery contracts. These contracts provide for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by BANK ONE. Unless otherwise described in the applicable prospectus supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that (1) the purchase of the securities will not at the time of delivery be prohibited under applicable laws, and (2) if the securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased all securities not sold for delayed delivery. The underwriters or agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

   Any underwriter or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities offered and sold. Any discounts or commissions received by them from BANK ONE and any profit realized by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

   Underwriters and agents may be entitled, under agreements entered into with BANK ONE, to indemnification by BANK ONE against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which underwriters or agents may be required to make in respect of these liabilities. Certain underwriters and agents including their associates, may be customers of, engage in transactions with and perform services for, BANK ONE and its subsidiaries in the ordinary course of business.

   Banc One Capital Markets, Inc., an affiliate of BANK ONE, may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of Banc One Capital Markets in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

   This prospectus and related prospectus supplements may be used by Banc One Capital Markets in connection with offers and sales related to secondary market transactions in the securities to the extent permitted by applicable law. Banc One Capital Markets may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

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                                 LEGAL OPINIONS

   Certain legal matters relating to the securities offered by this prospectus will be passed upon for BANK ONE by Christine A. Edwards, Executive Vice President, Chief Legal Officer and Secretary of BANK ONE, and for any underwriters, selling agents and certain other purchasers by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Cravath, Swaine & Moore performs legal services for BANK ONE from time to time.

                                    EXPERTS

   The consolidated financial statements of BANK ONE included in the Annual Report on Form 10-K for the year ended December 31, 1999, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as expert in accounting and auditing in giving said report.

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